                                                                    EXHIBIT 99.1


                            ASSET PURCHASE AGREEMENT



                                    between



                               THE IT GROUP, INC.


                                      and


                         ICF KAISER INTERNATIONAL, INC.



                                 March 8, 1999

                               TABLE OF CONTENTS

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                                                                                      ----

ARTICLE 1         DEFINITIONS AND RULES OF CONSTRUCTION............................      1
                  1.1   Definitions................................................      1
                  1.2   Rules of Construction......................................      8
ARTICLE 2         SALE AND PURCHASE OF THE ASSETS..................................      9
                  2.1   Assets.....................................................      9
                  2.2   Excluded Assets............................................     10
ARTICLE 3         THE CLOSING......................................................     11
                  3.1   Place and Date.............................................     11
                  3.2   Initial Payment; Purchase Price............................     11
                  3.3   Allocation of Purchase Price...............................     11
                  3.4   Assumption of Liabilities; Closing Financial Statement.....     12
                  3.5   Excluded Liabilities.......................................     13
                  3.6   Deliveries.................................................     13
                  3.7   Consent of Third Parties...................................     14
ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF SELLER.........................     14
                  4.1   Organization, Standing, Etc. of Each Business Entity;
                        Corporate Authorization; Enforceability....................     14
                  4.2   Charter and Bylaws.........................................     15
                  4.3   No Violations..............................................     15
                  4.4   Governmental Authorizations and Consents...................     15
                  4.5   Compliance with Other Instruments and Laws.................     16
                  4.6   December Financial Statements..............................     16
                  4.7   Absence of Certain Changes or Events.......................     16
                  4.8   Title to Assets............................................     18
                  4.9   Adequacy of Assets.........................................     18
                 4.10   Transferred Intellectual Property..........................     18
                 4.11   Assumed Contracts..........................................     19
                 4.12   Litigation.................................................     20
                 4.13   Taxes......................................................     20

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
                 4.14   Licenses and Permits.......................................     21
                 4.15   Environmental Compliance...................................     21
                 4.16   Absence of Certain Business Practices......................     21
                 4.17   Personnel Matters..........................................     22
                 4.18   Labor Matters..............................................     22
                 4.19   Benefit Plans..............................................     23
                 4.20   Insurance..................................................     24
                 4.21   Brokers....................................................     24
                 4.22   Government Contracts.......................................     24
                 4.23   Transferred Unbilled Receivables...........................     25
                 4.24   Intercompany Transactions..................................     25
                 4.25   Material Disclosures.......................................     25
                 4.26   Fairness Opinion...........................................     26
                 4.27   SGS Working Capital Amount.................................     26
ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF BUYER..........................     26
                  5.1   Organization and Standing of Buyer; Charter and Bylaws.....     26
                  5.2   Authorization..............................................     26
                  5.3   Enforceability.............................................     26
                  5.4   Compliance with Other Instruments and Laws.................     26
                  5.5   Governmental Authorizations and Consents...................     27
                  5.6   Litigation.................................................     27
                  5.7   Access.....................................................     27
                  5.8   Brokers....................................................     27
                  5.9   Section 203................................................     27
ARTICLE 6         COVENANTS OF SELLER..............................................     27
                  6.1   Conduct of Business; Additional Assumed Contracts..........     27
                  6.2   Acquisition Proposals......................................     29
                  6.3   Access.....................................................     29
                  6.4   Pension/Employee Matters...................................     30
                  6.5   Confidentiality............................................     30
                  6.6   Tax Elections..............................................     30
                  6.7   Audit Cooperation..........................................     30

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                                                                                      ----
                  6.8   Noncompetition.............................................     30
ARTICLE 7         COVENANTS OF BUYER...............................................     30
                  7.1   Confidentiality............................................     30
                  7.2   Investigation..............................................     31
                  7.3   Insurance..................................................     31
                  7.4   Employees..................................................     31
                  7.5   Assistance with Respect to Retained Assets.................     31
                  7.6   Financing Payments.........................................     31
ARTICLE 8         COVENANTS OF ALL PARTIES.........................................     32
                  8.1   Best Efforts...............................................     32
                  8.2   HSR Filing; Other Filings..................................     32
                  8.3   Public Announcements.......................................     33
                  8.4   Use of Business Names by Buyer.............................     33
                  8.5   Consents; Cooperation......................................     34
                  8.6   Liability for Transfer Taxes...............................     34
                  8.7   Communications with Customers and Suppliers................     35
                  8.8   Books and Records..........................................     35
                  8.9   Section 338(h)(10) Election................................     35
                 8.10   Other Tax Matters..........................................     36
                        8.10.1   Tax Returns.......................................     36
                        8.10.2   Indemnity.........................................     37
                        8.10.3   Tax Liability.....................................     38
                        8.10.4   Tax Contests......................................     38
                        8.10.5   Cooperation.......................................     38
                 8.11   Arrangements for Continuation of Services to Kaiser-Hill...     39
ARTICLE 9         CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE......................     40
                  9.1   Accuracy of Representations and Warranties.................     40
                  9.2   Performance................................................     40
                  9.3   No Conflict................................................     40
                  9.4   Certificate................................................     40
                  9.5   HSR Act....................................................     40
                  9.6   Consents...................................................     41

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                                                                                      ----
                  9.7   Novation of Certain Contracts..............................     41
                  9.8   Required Consent for Certain Contracts.....................     41
                  9.9   Transfer Documents.........................................     41
                 9.10   Transition Services Agreements.............................     41
                 9.11   Financing Received.........................................     42
ARTICLE 10       CONDITIONS TO OBLIGATIONS OF ICF TO CLOSE........................     42
                 10.1   Accuracy of Representations and Warranties.................     42
                 10.2   Performance................................................     42
                 10.3   No Conflict................................................     42
                 10.4   Certificate................................................     42
                 10.5   HSR Act....................................................     42
                 10.6   Consents...................................................     42
                 10.7   Assumption Agreement.......................................     43
                 10.8   Fairness Opinion...........................................     43
ARTICLE 11       TERMINATION.......................................................     43
                 11.1   Right to Terminate Agreement...............................     43
                 11.2   Effect of Termination......................................     43
                 11.3   Termination Fee Payable by ICF.............................     44
                 11.4   Payment and Remittance of Financing Payments by Buyer......     44
ARTICLE 12       CERTAIN REMEDIES AND LIMITATIONS..................................     44
                 12.1   Expiration of Representations, Warranties and Covenants....     44
                 12.2   Indemnity by Seller........................................     45
                 12.3   Indemnity by Buyer.........................................     45
                 12.4   Defense of Third-Party Actions.............................     46
                 12.5   Subrogation................................................     47
                 12.6   Exclusivity................................................     47
                 12.7   Retention of Records.......................................     47
                 12.8   Notice as to Representations...............................     47
                 12.9   Separate Indemnification for Taxes.........................     47
ARTICLE 13       MISCELLANEOUS.....................................................     48
                 13.1   Material Adverse Effect....................................     48
                 13.2   Memorandum; Disclaimer of Projections......................     48

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                                                                                      ----
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                 13.3   Further Assurances.........................................     48
                 13.4   Expenses...................................................     49
                 13.5   Notices....................................................     49
                 13.6   Assignment.................................................     50
                 13.7   Entire Agreement; Amendment; Governing Law; Etc............     50
                 13.8   Severability...............................................     51
                 13.9   Dispute Resolution and Arbitration.........................     51
                13.10   Jurisdiction; Court Proceedings; Waiver of Jury Trial......     52
                13.11   No Other Duties............................................     53
                13.12   Reliance on Counsel and Other Advisors.....................     53
                13.13   Third-Party Rights.........................................     53
                13.14   Exhibits and Schedules.....................................     53
                13.15   Counterparts...............................................     53

                                   SCHEDULES


Schedule         Subject Matter
--------------   ---------------
1.1              Subsidiaries included in "Sellers"
2.1(a)           Owned Fixed Assets
2.1(d)           Securities of Transferred Subsidiaries
2.1(n)           Insurance Policies Included in the Assets
2.1(o)           Retentions and Advances
2.2              Other Excluded Assets
3.4(a)(ii)       Certain Assumed Liabilities
3.5              Other Excluded Liabilities
4.3              Seller Violations
4.4              Government Authorizations and Consents Required
4.5              Compliance with Other Instruments and Laws
4.6              December Financial Statements
4.7              Certain Changes and Events
4.8(a)           Liens; Title to, Exclusions From, and; Quality of Assets
4.8(b)           Personal Property Leases; Assumed Personal Property Leases
4.8(c)           Exception to Validity of Personal Property Leases
4.9              Adequacy of Assets
4.10(b)          Registered Intellectual Property
4.10(c)          Intellectual Property Claims
4.11(a)          Service Contracts
4.11(b)          Material Contracts Other than Service Contracts
4.12             Litigation Pending and Constituting Assumed Liabilities
4.13             Tax Matters
4.14             Licenses and Permits Exceptions
4.15             Environmental Compliance Exceptions
4.17(a)          Employees of the Business

Schedule         Subject Matter
--------------   ---------------
4.17(b)          Disputes between Employees and Seller
4.17(c)          Employee Policies and Manuals
4.18             Labor Orders and Disputes
4.19             Benefit Plans
4.20             Material Insurance Policies
4.22(a)          Exceptions to Compliance  Government Contracts and Bids
4.22(b)          Investigations and Audits  Government Contracts and Bids
4.22(c)          Government Contract Financing Matters
4.22(d)          Suspension or Debarment  Government Contracts and Bids
4.24             Intercompany Transactions
7.4(b)           Excluded Employee
9.6              Consents Conditions to Buyer's Obligations
9.7              Novated Contracts
9.8              Required Consents
10.6             Consents Conditions to Seller's Obligations

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 8, 1999, by and between THE IT GROUP, INC. ("Buyer"), and ICF KAISER INTERNATIONAL, INC., a Delaware corporation ("ICF").


                                    RECITALS

     WHEREAS, ICF, through an unincorporated operating group (the "Environment and Facilities Management Group") that includes certain direct and indirect subsidiaries (including the "Transferred Subsidiaries" as hereinafter defined), oversees major program management and technical support contracts for U.S. government agencies, particularly the U.S. Departments of Energy and Defense, as well as private sector environmental clients (such contracts, the "Service Contracts" as hereinafter defined); and

     WHEREAS, Buyer wishes to purchase and acquire from ICF, and ICF wishes to sell, assign and transfer to Buyer, the operations of the Transferred Subsidiaries and of certain other subsidiaries of ICF involved in the performance of the Service Contracts (such operations, the "Business"), and Buyer has agreed to assume certain specified liabilities of the Business, all for the purchase price, and upon the terms and subject to the conditions, herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE 1

                     DEFINITIONS AND RULES OF CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Affiliate" of a Person means a Person that is a stockholder, member, director, manager, officer, employee, agent, attorney, accountant or representative of that Person, or a Person that directly or indirectly controls, is controlled by or is under common control with that Person or entity.

      "Agreement" means this Asset Purchase Agreement (including the Exhibits and the Schedules), as the same from time to time may be amended, supplemented or waived.

      "Ancillary Documents" has the meaning set forth in Section 4.1(b).

      "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) Government Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority.

      "Assets" has the meaning set forth in Section 2.1.

      "Asset Acquisition Statement" has the meaning set forth in Section 3.3(b).

      "Assumed Contracts" means, collectively, the Service Contracts, the Assumed Personal Property Leases, and all other Contracts related to the Business, the Assets or the Assumed Liabilities (other than Contracts included in the definition of Excluded Assets), to which ICF and its subsidiaries are bound as of the date hereof or by which they or any of their assets are bound as of the date hereof and all Contracts that arise from the conduct of the Business after the date hereof and become Assumed Contracts pursuant to the terms of
Section 6.1(c). To the extent an Assumed Contract is guaranteed by ICF or an Affiliate of ICF, the Assumed Contract shall include such guaranty.

      "Assumed Liabilities" has the meaning set forth in Section 3.4.

      "Assumed Personal Property Leases" means the personal property leases identified as such on Schedule 4.8(b).

      "Benefit Arrangement" has the meaning set forth in Section 4.19(a).

      "Bid" means any quotation, bid or proposal by any of the Business Entities relating to the Business which, if accepted or awarded, would lead to a contract with the U.S. Government, or a prime contractor or a higher-tier subcontractor to the U.S. Government, for the sale of goods or the provision of services by such Business Entity or a contracting team of which such Business Entity is a member.

      "Books and Records" means all books and records, including manuals, price lists, mailing lists, lists of customers, sales and promotional materials, purchasing materials, personnel records, manufacturing and quality control records and procedures, research and development files, Tax records and accounting records (regardless of the media in which stored), in each case specific to the Business and as mutually agreed upon by the parties pursuant to
Section 8.8.

      "Business" means the business currently conducted by the Business Entities through the Environment & Facilities Management Group as described in the recitals to this Agreement, exclusive of the business conducted by Kaiser-Hill Company, L.L.C.

      "Business Entities" means ICF, the Transferred Subsidiaries and the other direct and indirect subsidiaries of ICF through which the Business is conducted.

      "Buyer" has the meaning set forth in the preamble to this Agreement.

      "Buyer Benefit Plans" has the meaning set forth in Section 7.4(a).

      "Buyer Employees" has the meaning set forth in Section 7.4(a).

      "Buyer Indemnitees " has the meaning set forth in Section 12.2(a).

      "Closing" means the closing of the transactions contemplated by this Agreement as set forth in Section 3.1.

      "Closing Date" has the meaning set forth in Section 3.1.

      "Closing Financial Statement" has the meaning set forth in Section 3.4(b).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Condition-Triggering Losses" means Losses that would be reasonably expected to exceed, in the aggregate, three percent (3%) of the Purchase Price.

      "Confidentiality Agreement" has the meaning set forth in Section 6.3.

      "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, but not limited to, any Governmental Authority.

      "Contracts" means all agreements, contracts, commitments, orders, licenses, leases and other instruments and arrangements (whether written or oral).

      "December Financial Statements" has the meaning set forth in Section 4.6.

      "Disclosure Schedule" has the meaning set forth in the preamble to Article 4.

      "Employee of the Business" has the meaning set forth in Section 4.17.

      "Environment and Facilities Management Group" has the meaning set forth in the recitals to this Agreement.

      "Excess SGS Advances" means advances (cash and non-cash) by Seller to Space Gateway Support outstanding as of the Closing in excess of the sum of (a) the investment in Space Gateway Support reflected on the December Financial Statements, (b) $2,100,000 (which is the Space Gateway Support working capital amount referred to in Section 4.27 less an agreed-upon amount of $300,000 in respect of undistributed 1998 earnings of Space Gateway Support) and (c) $575,000 (which is deemed to equal all non-cash advances).

      "Exhibits" means the Exhibits to this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excluded Assets" has the meaning set forth in Section 2.2.

      "Excluded Intellectual Property" has the meaning set forth in Section 2.2(a).

      "Excluded Liabilities" has the meaning set forth in Section 3.5.

      "Financial Statements" has the meaning set forth in Section 4.6.

      "Financing Payments" has the meaning set forth in Section 7.6.

      "Fixed Assets" means all machinery, equipment, furniture, furnishings, vehicles, tools, dies, molds and other tangible personal property owned by Seller and specific to the Business as described on Schedule 2.1(a).

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "Governmental Approval" means any Consent of, with or to any Governmental Authority.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, quasi-governmental, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, any tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization.

      "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter agreement, purchase order, delivery order, Bid, change order or other commitment relating to the Business between any Business Entity and (i) the U.S. Government, (ii) any prime contractor to the U.S. Government or (iii) any subcontractor with respect to any contract described in clause (i) or (ii).

      "Government Contract Retained Amounts" means the amounts retained by Governmental Authorities pursuant to Government Contracts in respect of performance prior to the Closing Date, including retentions and amounts related to cost variances, as to which Sellers shall retain rights pursuant to mutual agreement of the parties prior to the Closing.

      "Hazardous Materials" means any substance, material or waste that is regulated by any state or local Governmental Authority or the United States Government, including, without limitation, any material or substance that is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of any applicable law, (b) petroleum, (c) asbestos, (d) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
(S) 1251, et seq. (33 U.S.C. (S) 1321), or listed pursuant to Section 307 of the
          -------
Clean Water Act (33 U.S.C. (S) 1317), (e) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq. (42 U.S.C. (S) 6903), or (f) defined as a "hazardous
                 -------
substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601, et seq. (42 U.S.C. (S)
                                                     -------
9601).

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Income Tax" means any federal, state, local or foreign income or franchise tax, including any interest, penalty, or addition thereto.

      "Income Tax Return" means any Tax Return with respect to Income Taxes.

      "Indemnifying Party" has the meaning set forth in Section 12.4.

      "Initial Payment" has the meaning set forth in Section 3.2(a).

      "Inventories" has the meaning set forth in Section 2.1(f).

      "Knowledge" means, with respect to Seller, the actual knowledge, after due inquiry, of the following individuals: Thomas Grumbly, Stanford W. Hedrick, S. Robert Cochran, Peter Offringa, Bruce Howard, Marijo L. Ahlgrimm, Paul Weeks, II, Timothy P. O'Connor and George Dials.

      "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any Schedule to this Agreement.

      "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, lease, sublease, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, option, lien, right of first refusal or other similar restrictions.

      "Logos" has the meaning set forth in Section 8.4(a).

      "Loss" has the meaning set forth in Section 12.2.

      "Material Adverse Effect on the Business" has the meaning set forth in
Section 4.1, as limited by Section 13.1.

      "Material Adverse Effect on Buyer" has the meaning set forth in Section 5.4, as limited by Section 13.1.

      "Material Contracts" has the meaning set forth in Section 4.11.

      "Names" has the meaning set forth in Section 8.4.

      "Net Working Capital Amount" means $8,000,000.

      "Novated Contracts" has the meaning set forth in Section 9.7.

      "Other Leased Personal Property" has the meaning set forth in Section 4.8(b).

      "Pension Plan" has the meaning set forth in Section 4.19(a).

      "Permitted Liens" means (a) Liens for current taxes or assessments or other governmental charges or levies which (i) are not yet due and payable or
(ii) which are being contested in good faith and by appropriate proceedings; (b) mechanics', carriers' or warehouseman's Liens arising in the ordinary course of business which do not in the aggregate materially adversely affect the value of the Assets or materially impair their use in the operation of the Business; (c) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning restrictions as to the use of real properties which do not materially interfere with the use, occupation and enjoyment of the Assets taken as a whole; and (d) Liens listed on Schedule 4.8(a).

      "Permits" has the meaning set forth on Schedule 4.14.

      "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

      "Policies" has the meaning set forth in Section 4.20.

      "Prior Assumed Contract Liabilities" shall have the meaning set forth in
Section 3.5(g).

      "Purchase Price" has the meaning set forth in Section 3.2.

      "Required Consents" has the meaning set forth in Section 9.8.

      "Revised Section 338(h)(10) Statement" has the meaning set forth in
Section 8.9(b).

      "Revised Statement" has the meaning set forth in Section 3.3(b).

      "Schedule" means the Schedules to this Agreement, including but not limited to sections of the Disclosure Schedule.

      "Section 338(h)(10) Election" has the meaning set forth in Section 8.9(a).

      "Section 338(h)(10) Statement" has the meaning set forth in Section
8.9(b).

      "Seller" and "Sellers" mean ICF and all direct and indirect subsidiaries of ICF that are transferring Assets pursuant to the terms of this Agreement, all of which are listed on Schedule 1.1.

      "Seller Consolidated Group" has the meaning set forth in Section
8.10.1(a).

      "Seller Indemnitees" has the meaning set forth in Section 12.3.

      "Service Contracts" means Contracts pursuant to which the Business provides services to third parties that are listed on Schedule 4.11(a) together with any other such Contracts entered into after the date hereof that become Assumed Contracts pursuant to Section 6.1(c).

      "Space and Services Agreement" means an agreement pursuant to which Sellers will make available to Buyer (a) the right to occupy space currently utilized by the Business in Oakland, California, Fairfax, Virginia, Atlanta, Georgia, Baltimore, Maryland, and Richland Washington, and (b) transition services related to such locations and the other real property referred to on
Schedule 4.11(b)(vi), in each case on a cost-reimbursement basis and other mutually agreed-upon terms and conditions.

      "Tax Contest" has the meaning set forth in Section 8.10.4(a).

      "Tax Data" has the meaning set forth in Section 8.10.5(a).

      "Tax Documentation" has the meaning set forth in Section 8.10.5(a).

      "Tax Indemnification Liability" has the meaning set forth in Section 8.10.4(a).

      "Tax Indemnified Party" has the meaning set forth in Section 8.10.4(b).

      "Tax Indemnitor" has the meaning set forth in Section 8.10.4(a).

      "Taxes" in the plural and "Tax" in the singular means all Federal, state, local and foreign taxes, including income, employment (including Social Security, withholding and state disability), excise, property, franchise, gross income, real or personal property, ad valorem, sales, use, customs, duties, and other taxes, fees, assessments or charges of any kind, together with all interest, additions to tax and penalties relating thereto.

      "Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Transaction Retention Arrangements" means the arrangements with respect to specified employees of the Business disclosed to Buyer in a letter delivered to Buyer by ICF.

      "Transferred Intellectual Property" means all patents, pending patent applications, registered and unregistered copyrights, copyright applications, inventions, trade secrets, research and development data and know-how, computer software or other intellectual property, in each case used in the conduct of the Business, other than the Excluded Intellectual Property.

      "Transferred Subsidiaries" means ICF Kaiser Defense Programs, Inc., a Delaware corporation, ICF Kaiser Remediation Company, a Delaware corporation, the subsidiaries listed on Schedule 2.1(d), and other Affiliates organized in connection with the Bids submitted by the Business after the date hereof and mutually agreed by Buyer and Seller to be designated as Transferred Subsidiaries.

      "Transferred Unbilled Receivables" means unbilled accounts receivable of the Business Entities identified as such by mutual agreement of the parties prior to the Closing.

      "Transfer Taxes" has the meaning set forth in Section 8.6.

      "Transition Services Agreements" means the Space and Services Agreement and the other transition services agreement(s) contemplated by Section 9.10.

      "U.S. Government" means the United States government, including any and all departments, agencies, commissions, branches and instrumentalities thereof, as well as any corporations owned or chartered by the United States government.

      "Welfare Plan" has the meaning set forth in Section 4.19(a).

      "Window Period" has the meaning set forth in Section 8.4.

     1.2 Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) references in the singular or to "him," "her," "it," "itself," or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;
(d) the use of the word "including"
shall mean including, without limitation, with regard to the items listed thereafter; (e) provisions apply to successive events and transactions; (f) references to Articles, Sections, Schedules and Exhibits shall refer to Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specified; (g) the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision thereof; (h) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and (i) references to "best efforts" in this Agreement shall require the efforts that a prudent Person desirous of achieving a commercially reasonable result would use in similar circumstances to achieve a result within a commercially reasonable time.


                                   ARTICLE 2

                        SALE AND PURCHASE OF THE ASSETS

     2.1 Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, ICF shall, or shall cause the other Sellers to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from each Seller, all right, title and interest of each Seller in and to the properties, assets, contracts and rights of the Business set forth below (other than the Excluded Assets) (collectively, the "Assets") (as listed below, the Assets include assets owned by the Transferred Subsidiaries and all such assets shall be transferred indirectly by transferring the capital stock of the Transferred Subsidiaries):

          (a) all of the Fixed Assets described on Schedule 2.1(a);

          (b) rights in respect of the Transferred Intellectual Property;

          (c) all of the Assumed Contracts, including those listed on Schedules 4.11(a) and 4.11(b);

          (d) all of the securities evidencing an equity ownership interest in the Transferred Subsidiaries, including those listed on Schedule 2.1(d).

          (e) the Transferred Unbilled Receivables;

          (f) all inventories of goods and office and other supplies specific to the Business (the "Inventories");

          (g) all of the investments (other than the Excess SGS Advances), prepaid expenses and security deposits that relate to any of the Assumed Contracts;

          (h)  all of the Books and Records;

          (i) all rights under express or implied warranties from Seller's suppliers with respect to the Assets;

          (j) to the extent their transfer is permitted by Applicable Law, all Governmental Approvals specific to the Business, including all applications therefor;

          (k) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by the Business Entities in connection with the Assets or the Assumed Liabilities;

          (l) all guarantees, warranties, indemnities and similar rights in favor of Seller in connection with the Assets;

          (m) all Assumed Personal Property Leases listed on Schedule 4.8(b);

          (n) the insurance policies listed on Schedule 2.1(n) and any coverage that remains available under such existing insurance policies as are maintained by the Business Entities after Closing for claims specific to the Assets or Assumed Liabilities; and

          (o) the retentions and advances that relate to the Assumed Contracts and are not Government Contract Retained Amounts.

     2.2 Excluded Assets. Notwithstanding anything contained in Section 2.1 hereof to the contrary, the Assets do not include any of the following (herein referred to collectively as the "Excluded Assets"):

          (a) the names and marks "ICF" and "ICF Kaiser" and any name or mark derived from or including the foregoing, including all corporate symbols or logos incorporating "ICF" or "ICF Kaiser" and the other intellectual property and intellectual property rights described on Schedule 2.2 (the "Excluded Intellectual Property");

          (b) all cash and cash equivalents and similar type investments, such as certificates of deposit, treasury bills and other marketable securities;

          (c) all notes and accounts receivable of the Business Entities, whether billed or unbilled, other than the Transferred Unbilled Receivables;

          (d) all books and records relating to or used in the business of Seller and not specific to the Business;

          (e) all insurance policies maintained by the Business Entities and all rights of action, lawsuits, claims and demands, rights of recovery and set-off, and proceeds, under or with respect to such insurance policies, except
     (i) as described in Section 2.1(n) and (ii) for the policies listed on
     Schedule 2.1(n);

          (f) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by Seller with respect to the Excluded Assets or Excluded Liabilities;

          (g) all rights, title and interest of the Business Entities in and to prepaid Taxes with respect to the Business, the Assets, or the Transferred Subsidiaries and any claims for any refund, credit, rebate or abatement with respect to Taxes of the Business for any period or portion thereof through the Closing Date;

          (h) the right to occupy premises used by the Business, except to the extent contemplated by the real property leases listed on Schedule 4.11(b) and by the Space and Services Agreement;

          (i) the Excess SGS Advances and the Government Contract Retained Amounts;

          (j) all real property leases of the Business not listed on Schedule 4.11(b) or subject to the Space and Services Agreement; and

          (k) the assets, if any, listed on Schedule 2.2.


                                   ARTICLE 3

                                  THE CLOSING

     3.1 Place and Date. The closing of the sale and purchase of the Assets (the "Closing") and the assumption of the Assumed Liabilities shall take place at 10:00 a.m. local time not later than the second business day following the satisfaction of the conditions referred to in Articles 9 and 10 at the offices of Squire, Sanders & Dempsey LLP, 1201 Pennsylvania Avenue, N.W., Washington, D.C. or such other place upon which the parties may agree. The day on which the Closing actually occurs is sometimes referred to herein as the "Closing Date." Both parties will use their best efforts to close concurrently with the closing of Buyer's financing.

     3.2 Initial Payment; Purchase Price. Concurrently with the execution of this Agreement, Buyer shall pay to ICF $1,000,000 by wire transfer of immediately available funds as directed by ICF (the "Initial Payment"). The Initial Payment shall be non-refundable. On the terms and subject to the conditions set forth in this Agreement, upon the Closing, Buyer shall pay to Sellers, in accordance with their sale of the Assets, $82,000,000 (the "Purchase Price") less (a) the sum of (i) an amount equal to the Net Working Capital
        ----
Amount, (ii) the Initial Payment and (iii) the sum of the Financing Payments, if any, paid pursuant to Section 7.6, plus (b) an amount equal to (i) the amount of
                                   ----
the Transferred Unbilled Receivables minus (ii) the amount of the payables referred to in Section 3.4(a)(v) (the Purchase Price, as so adjusted, the "Adjusted Purchase Price"), and to assume the Assumed Liabilities as provided in
Section 3.4. The

Adjusted Purchase Price shall be paid by the wire transfer of immediately available funds to such bank account or accounts as are specified by ICF in written instructions given to Buyer at least two business days prior to the Closing.

     3.3  Allocation of Purchase Price.

          (a) The parties hereto agree to allocate the aggregate consideration received by Sellers with respect to the Assets, in accordance with Section 1060 of the Code, as mutually agreed to by the parties pursuant to the procedure described below. Subject to the requirements of any applicable Tax law or election, all such mutually agreed-to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Code or any similar provisions of state or local law and all relevant Income Tax Returns. Neither Buyer nor Seller will take any position before any taxing authority or in any judicial proceeding with respect to Income Taxes that is inconsistent with such mutually agreed-to allocations without the prior written consent of the other party, in the consenting party's sole discretion. The parties shall in good faith exercise best efforts to support such mutually agreed-to reported allocations in any audit proceedings initiated by any taxing authority; provided, however, that none of Sellers shall have any obligation to pay for an
--------  -------
appraisal or in any other way incur unreasonable or extraordinary out-of-pocket expenses.

          (b) Within the earlier of 150 days after the Closing Date or 30 days prior to the due date of IRS Form 8594, Buyer will provide to ICF copies of IRS Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") with Buyer's proposed allocation of the consideration received by Sellers with respect to the Assets. Within 30 days after the receipt of such Asset Acquisition Statement, ICF will propose to Buyer any changes to such Asset Acquisition Statement. If ICF shall fail to propose any such changes within such 30-day period, ICF shall be deemed to have accepted the Asset Acquisition Statement. Thereafter, Buyer will provide to ICF from time to time revised copies of the Asset Acquisition Statement (each, a "Revised Statement") so as to report any matters on the Asset Acquisition Statement that require updating. Within 30 days after the receipt of any Revised Statement, ICF will propose to Buyer any changes to such Revised Statement. If ICF shall fail to propose any such changes within such 30-day period, ICF shall be deemed to have accepted the applicable Revised Statement. Buyer and ICF will in good faith exercise best efforts to resolve any differences with respect to the Asset Acquisition Statement or any Revised Statement within 30 days after Buyer's receipt of notice of objection or suggested changes from ICF.

     3.4  Assumption of Liabilities; Closing Financial Statement.

          (a) Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, honor, perform and discharge when due only the following liabilities and obligations relating to the Assets and the Business:

                    (i) all liabilities and obligations of Sellers arising and to be performed from and after the Closing Date under or relating to the Assumed Contracts with respect to the Business;

                    (ii) all liabilities and obligations of Sellers relating to or arising out of the operation of the Business listed on Schedule 3.4(a)(ii);

                    (iii) all warranty obligations of Sellers relating to the Assumed Contracts and resulting from work performed from and after the Closing Date;

                    (iv) in accordance with the terms of Section 7.4, all liabilities and obligations of the Business Entities with respect to
          (x) the Transaction Retention Arrangements, (y) severance payments for Employees of the Business and (z) accrued vacation of Employees of the Business as reflected in the Closing Financial Statement;

                    (v) accounts payable for activities performed prior to the Closing Date in the conduct of the Business in the ordinary course and for which invoices have not been received by the Business Entities as of the Closing Date to the extent such amounts are fully recoverable under the terms of the Service Contracts; and

                    (vi) reimbursement and similar obligations related to bonds or letters of credit, if any, delivered in connection with the conduct of the Business that will remain in effect following the Closing Date (clauses (i) through (vi) collectively referred to as the "Assumed Liabilities").

          (b) Two business days prior to the Closing, ICF shall deliver to Buyer a proposed final statement of the Assets and Assumed Liabilities as of the Closing Date which shall be prepared in a manner consistent with the December Financial Statements. ICF and Buyer shall agree on a final statement of assets and liabilities of the Business by the Closing Date (such agreed-upon statement of assets and liabilities, the "Closing Financial Statement").

     3.5 Excluded Liabilities. Except as specifically set forth in Section 3.4, Buyer shall not assume or in any way be responsible for, and the Sellers shall remain responsible for and shall pay, any of the debts, claims, commitments, liabilities and obligations of Sellers and the Business other than the Assumed Liabilities (the "Excluded Liabilities"), including the following:

          (a) all Tax liabilities, including penalties and interest, for all periods prior to the Closing Date;

          (b) indebtedness for borrowed money relating to the conduct of the Business, for all periods prior to the Closing Date;

          (c) accounts payable of the Business, except as set forth in Section 3.4(a)(v);

          (d) liabilities arising directly out of the Excluded Assets;

          (e) the liabilities listed on Schedule 3.5;

          (f) obligations under any Benefit Plan, except as specifically mentioned in Section 7.4;

          (g) liabilities for cost recovery, billing, accounting changes, Government cost accounting standards, or performance matters arising under the Assumed Contracts prior to the Closing Date, including the matters described in Section 4.22(a) and (b) ("Prior Assumed Contract Liabilities"); and

          (h) liabilities relating to any causes of action, claims, lawsuits and demands of any nature with respect to the Assets, the Business or the Assumed Liabilities which arose prior to the Closing Date.

     3.6 Deliveries. At the Closing, Seller shall deliver to Buyer such assignments and other good and sufficient instruments of transfer as shall be satisfactory in form and substance to Buyer, and shall be effective to vest in Buyer good title, free and clear of any liens and encumbrances or rights and claims of others, other than Permitted Liens, to all of the Assets, and Buyer shall deliver to Seller such instruments of assumption as shall be satisfactory in form and substance to Seller to ensure that Buyer has assumed all of the Assumed Liabilities.

     3.7 Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if any assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Buyer or Seller thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. Subject to Sections
9.7 and 9.8, in the event any consent or approval is not obtained on or prior to the Closing Date, Seller shall (i) continue to use its best efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained without any material third-party cost to Buyer, (ii) hold such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement on behalf of Buyer, (iii) cooperate with Buyer in any lawful arrangement to provide that Buyer shall receive the benefits under any such Governmental Approval, instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller, as agent, and (iv) enforce and perform for the account of Buyer any rights of Seller arising from such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement, provided that Buyer shall undertake to pay, perform,
                          --------
discharge or satisfy the corresponding liabilities and obligations for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the Disclosure Schedule delivered to Buyer contemporaneously herewith (the "Disclosure Schedule"), of which the Schedules referred to below are a part, and in the documents and other materials identified in the Disclosure Schedule (it being agreed that any matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to all sections of this Agreement), and subject to the limitations contained in Article 12, Seller represents and warrants to Buyer as follows:

     4.1 Organization, Standing, Etc. of Each Business Entity; Corporate Authorization; Enforceability.

          (a) Each Business Entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized and has all requisite corporate power and authority to carry on the Business as currently conducted by it and to own or lease and to operate the properties of the Business used by it. Each Business Entity is qualified to do business and is in good standing in each state of the United States in which the Business is conducted that requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition or results of operations of the Business. For the purposes of this Agreement, a "Material Adverse Effect on the Business" or the term "material" or any variations thereof used in conjunction with the Business means (i) any material adverse change in, or a material adverse effect on, the assets, liabilities, business or operations of the Business with a value or effect in excess of $100,000 in respect of the subject matter of any particular representation or warranty, or (ii) any event or circumstance that would prevent, materially hinder or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement and all other documents and instruments executed or to be executed pursuant to this Agreement (the "Ancillary Documents") by any Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and other action on the part of each Seller. This Agreement and the Ancillary Documents executed or to be executed by Seller have been, or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized officer of each Seller.

          (c) This Agreement and each Ancillary Document constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

     4.2 Charter and Bylaws. Copies of the charter and bylaws and other organizational documents of the Business Entities have been made previously available to Buyer, and each such copy is true, correct and complete.

     4.3 No Violations. The execution, delivery and performance of this Agreement and the Ancillary Documents executed or to be executed by Seller, and the consummation of the transactions contemplated hereby and thereby, will not cause or result in any violation of or default under any provision (a) of the charter or bylaws of any Seller, (b) except as set forth on Schedule 4.3, of any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Seller or the Business, the result of which, with respect to items identified in clause
(b), would (either individually or in the aggregate) have a Material Adverse Effect on the Business; or (c) result in the creation or imposition of any Lien on any of the Assets.

     4.4  Governmental Authorizations and Consents. Except as set forth on
Schedule 4.4, no consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, agency, bureau or commission, or any third party, are required to be obtained or made by any Business Entity in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Ancillary Document, other than (a) a filing with the Federal Trade Commission and the Department of Justice under the HSR Act, and (b) other consents, licenses, approvals, authorizations, registrations or declarations, where the failure to obtain such would not have a Material Adverse Effect on the Business.

     4.5 Compliance with Other Instruments and Laws. No Business Entity is in violation of any term of its charter or bylaws or other charter documents or, except as set forth on Schedule 4.5, any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or of any judgment, decree or order which names such Business Entity, or of any term of any other Assumed Contract which is among the Assets, which violation, either individually or when aggregated with all other such violations, would have a Material Adverse Effect on the Business. To Seller's Knowledge, no Business Entity is in violation of any Applicable Law applicable to the Business or any of the Assets, which violation, either individually or when aggregated with all other such violations, would have a Material Adverse Effect on the Business.

     4.6 December Financial Statements. ICF has delivered to Buyer the statement of the Assets and Assumed Liabilities and the related statement of income of the Business (including the results of performance of Contracts terminated during 1998 that would have been Service Contracts had they been in effect on the date hereof) for the 12 months ended December 31, 1998 (the "Financial Statements Date") (such statements hereinafter being referred to as the "December Financial Statements"). The December Financial Statements are included in Schedule 4.6 and have been prepared in accordance with the accounting records and policies of ICF and with GAAP and present fairly in all material respects the Assets and the Assumed Liabilities of the Business as of the dates thereof and the results of its operations for the period then ended, except (a) as set forth on Schedule 4.6 and (b) that the December Financial Statements do not contain all footnote disclosures required by GAAP.

     4.7 Absence of Certain Changes or Events. Except as set forth on Schedule 4.7, since December 31, 1998, except for activities related to the transactions contemplated by this Agreement and the defaults referred to on Schedule 4.5, each Business Entity has conducted its operations related to the Business in the ordinary course of business, and has used its best efforts to maintain the Business, Assets, its relations with employees, suppliers and licenses and has maintained its operations related to the Business in accordance with past custom and practice. Without limiting the generality of the foregoing, except as set forth on Schedule 4.7, since December 31, 1998, in each case as related to the Business and whether directly or indirectly:

          (a) no Business Entity has sold, leased, transferred, mortgaged or assigned any of the Assets, tangible or intangible, other than in the ordinary course of business;

          (b) no party (including any Business Entity) has accelerated, terminated, materially modified, or canceled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses), excluding all purchase orders and sales orders, involving more than $100,000 to which any Business Entity is a party or by which the Assets are bound;

          (c) no Business Entity has made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business or for an amount that exceeds $50,000;

          (d) no Business Entity has made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person other than in the ordinary course of business;

          (e) no Business Entity has canceled, compromised, knowingly waived or released any right or claim (or series of related rights and claims), except for any right or claim (or series of rights or claims) under commitments or Assumed Contracts, outside the ordinary course of business;

          (f) no Business Entity has incurred, assumed, guaranteed or discharged any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, or any indebtedness for borrowed money, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business inconsistent with prior practice;

          (g) no Business Entity has received any notice of termination of any Assumed Contract or any work order thereunder, lease or other agreement;

          (h) no Business Entity has suffered any damage to or destruction or loss of any tangible assets (whether or not covered by insurance), in any case or in the aggregate, in excess of $150,000;

          (i) no Business Entity has made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee, distributor or agent of the Business other than the Transaction Retention Arrangements;

          (j) no Business Entity has encountered any labor union organizing activity or had any actual or overtly threatened employee strikes, work stoppages, slowdowns or lockouts;

          (k) there has been no material change in the accounting principles, methods or practices of any Business Entity or in the manner they respectively keep their books and records or any material change by any Business Entity of its current practices with regards to the preparation of its financial statements; and

          (l) no event, occurrence, state of circumstances or facts or change in any Business Entity or in the Business has occurred that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect on the Business.

     4.8  Title to Assets.

          (a) Except as set forth on Schedule 4.8(a), and except for personal property subject to valid leases, each Business Entity has good title to or other valid ownership rights in the Assets (other than Transferred Intellectual Property). Except as set forth on Schedule 4.8(a), and except for personal property subject to valid leases, the Assets (other than Transferred Intellectual Property) are owned free and clear of all material liens, mortgages, pledges, charges, security interests or encumbrances, except for Permitted Liens. The tangible Assets are in good operating condition, subject to normal wear and tear. None of the tangible Assets necessary for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted are in need of replacement or material maintenance or repair except for routine replacement, maintenance and repair.

          (b) Schedule 4.8(b) sets forth all personal property leases to which each Business Entity is a party or by which any of them is bound and with respect to personal property that is necessary for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted that will be assigned to Buyer at the Closing (the "Assumed Personal Property Leases"). With respect to the Assumed Personal Property Leases, there exist no defaults by any Business Entity or, to Seller's Knowledge, any default or threatened material default by any third party thereunder, that has affected or could reasonably be expected to affect the rights and privileges thereunder of any Business Entity.

          (c) Except as disclosed in Schedule 4.8(c), each Assumed Personal Property Lease is a legal, valid and binding obligation of the Business Entity signatory thereto, and, to Seller's Knowledge, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity. Except as provided in Schedule 4.8(c), the transfer of the Assets contemplated by this Agreement will not result in any default, penalty or modification to any Assumed Personal Property Lease to which any Business Entity is a party which could reasonably be expected to cause a Material Adverse Effect on the Business.

     4.9 Adequacy of Assets. Except as set forth on Schedule 4.9, the Assets, in the aggregate, are sufficient for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted.

     4.10 Transferred Intellectual Property.

          (a) The Business Entities own, or are licensed or otherwise possess the right to use, all the Transferred Intellectual Property, and the Transferred Intellectual Property, together with the Excluded Intellectual Property, is all the intellectual property necessary to conduct the Business substantially as currently conducted by the Business Entities in all material respects.

          (b) Schedule 4.10(b) sets forth a list of patents, registered copyrights, registered trademarks, registered trade names and registered service marks, and any pending applications therefor, included in the Transferred Intellectual Property.

          (c) To the Seller's Knowledge, except as set forth on Schedule 4.10(c), no claims with respect to the Transferred Intellectual Property have been asserted and are pending as of the date of this Agreement (i) to the effect that the sale, licensing or use of any of the products of the Business infringes any other party's valid copyright, trademark, service mark, trade secret or other intellectual property right, (ii) against the use by any Business Entity of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs or applications used in the Business as currently conducted, or (iii) challenging the ownership or use by any Business Entity or any of the Transferred Intellectual Property that any Business Entity purports to own or use, nor, to each Seller's Knowledge, is there a valid basis for such a claim described in this Section 4.10(c).

     4.11 Assumed Contracts. Seller has made available to Buyer a copy or description of any (a) Service Contract listed on Schedule 4.11(a) and (b) each other outstanding active written or oral Assumed Contract constituting a (i) contract or arrangement for the employment of any Person by a Business Entity specific to the Business and providing for cash compensation equal to or greater than $100,000 per annum, (ii) collective bargaining agreement specific to the Business and to which a Business Entity is a party, (iii) mortgage, indenture, note or installment obligation or other instrument or contract specific to the Business and relating to any borrowing of an amount in excess of $100,000 by a Business Entity, (iv) guaranty of any obligation in excess of $100,000 by a Business Entity and specific to the Business (excluding any non-recourse guaranties and any endorsement made in the ordinary course of business for collection), (v) lease of real or personal property specific to the Business under which a Business Entity is lessor, except equipment leases entered into in the ordinary course of business, (vi) lease of real property to be assumed by Buyer and real property to be subleased to Buyer, (vii) lease of personal property specific to the Business under which a Business Entity is lessee and under which such Business Entity is obligated to make annual aggregate payments of more than $50,000, (viii) agreement for the purchase by a Business Entity of equipment specific to the Business involving outstanding commitments in excess of $250,000, (ix) agreement materially limiting the freedom of a Business Entity to compete in the Business with any Person or other entity or in any geographical area, (x) all Bids pending as of the date hereof, (xi) all consulting agreements to which the Business Entities are parties in connection with the conduct of the Business, (xii) joint venture, teaming and similar arrangements to which the Business Entities are a party in connection with the Business, and (xiii) all other Assumed Contracts with a contract value in excess of $100,000. A list or description of each of the items described in the previous sentence (the "Material Contracts") is set forth on Schedules 4.11(a) and 4.11(b). As of the date of this Agreement, except as disclosed on Schedules 4.11(a) and 4.11(b), all other Material Contracts are in full force and effect and, as to each Material Contract, there does not exist thereunder any material default on the part of any Business Entity, and there does not exist any event, occurrence or condition, including the consummation of the transactions contemplated hereunder, which (after notice, passage of time, or both) would constitute a default thereunder on the part of such Business Entity, which default has had or would have a Material Adverse Effect on the Business.

     4.12 Litigation. Except as disclosed on Schedule 4.12, there are no actions, suits, proceedings or governmental investigations pending against any Business Entity or, to Seller's Knowledge, threatened, involving the Business or the Assets, at law or in equity or before any Governmental Authority, or that have been settled, dismissed or resolved on or since the Financial Statements Date, nor, to Seller's Knowledge, is there any valid basis for such action, suit, proceeding or governmental investigation. As of the date of this Agreement, no Business Entity is subject to any judgment, stipulation, order or decree arising from any action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Business.

     4.13 Taxes. Except as set forth on Schedule 4.13, with respect to Taxes:

          (a) Each Business Entity has properly completed and filed or caused to be filed or shall prior to the Closing Date properly complete and file or cause to be filed, within the time prescribed by law, all Tax Returns with respect to the Assets or Transferred Subsidiaries that are or were required to be filed under Federal, state, local or any foreign laws on or prior to the Closing Date. The Tax Returns filed and to be filed on or before the Closing Date by each Business Entity with respect to the Assets or by the Transferred Subsidiaries are and shall be true, correct and complete in all material respects.

          (b) Each Business Entity has, within the time and in the manner prescribed by law, paid or caused to be paid (and until the Closing will, within the time and in the manner prescribed by law, pay or cause to be paid) all Taxes that are shown to be due and payable on Tax Returns filed prior to the Closing.

          (c) No extensions or waivers of statutes of limitation with respect to any Tax Returns of any Transferred Subsidiary (or its parent if filing a consolidated or combined Tax Return) have been given by or requested from any of the Transferred Subsidiaries (or such parent).

          (d) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns of any Transferred Subsidiary (or its parent if filing a consolidated or combined return). No claim has been made by any taxing authority in any jurisdiction where any Transferred Subsidiary does not file Tax Returns that it is or may be subject to Tax by that jurisdiction. No power of attorney granted by any of the Transferred Subsidiaries (other than to the common parent of a consolidated group of which any such Transferred Subsidiary is a member) is in force. No taxing authority is conducting any examinations with respect to any of the Transferred Subsidiaries or any entity in which any Transferred Subsidiary owns an interest. No notice of examination or adjustment has been received by any Transferred Subsidiary or any entity in which a Transferred Subsidiary owns an interest. Schedule 4.13 sets forth all Tax Returns presently under examination with respect to Taxes of the Transferred Subsidiaries and all assessments and deficiencies with respect to such Tax Returns that are presently being contested by any Transferred Subsidiary.

          (e) None of the Transferred Subsidiaries or any entity in which a Transferred Subsidiary owns an interest is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement that will not be terminated on the Closing Date.

     4.14 Licenses and Permits. Each Business Entity has all licenses, permits and other authorizations from Governmental Authorities necessary for the conduct of the Business as conducted prior to the date hereof (collectively "Permits") except where the failure to have such Permits could not reasonably be expected to result in a Material Adverse Effect on the Business. Except as set forth on
Schedule 4.14, (i) each of said Permits is in full force and effect, (ii) the Business is in compliance with the terms, provisions and conditions thereof, except where the failure to be so in compliance could not reasonably be expected to result in a Material Adverse Effect on the Business, (iii) there are no outstanding violations, notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions, investigations or proceedings adversely affecting any of the Permits nor, to Seller's Knowledge, is there any valid basis for such an action, and (iv) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any material Permits other than by expiration of the term set forth therein.

     4.15 Environmental Compliance. The conduct of the Business complies and has at all times complied in all material respects with all Environmental Laws. As it relates to the Business and except as set forth in Schedule 4.15: (i) no Business Entity has arranged for disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of any Hazardous Material on any third party property that has resulted or may reasonably be expected to result, individually or in the aggregate, in any material liability; (ii) no Business Entity has exposed any employee or third party to any Hazardous Material or condition that has resulted or may reasonably be expected to result, individually or in the aggregate, in any material liability; (iii) no Business Entity has received any notice, demand, letter, claim or request for information relating to the Business which alleges violation of or liability under any Environmental Law and there are no proceedings, actions, orders, decrees, injunctions or other claims, or to Seller's Knowledge, any threatened actions or claims, relating to or otherwise alleging liability under any Environmental Law; and (iv) no Business Entity has entered into any indemnity agreements or other contracts in which it has agreed to assume the liabilities of any other party under any Environmental Law. "Environmental Laws" shall mean all applicable Federal, state and local laws, ordinances and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Occupational Health and Safety Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules, regulations and ordinances of the cities and counties in which the Business is located, the Environmental Protection Agency and all other applicable Federal, state, regional and local agencies and bureaus.

     4.16 Absence of Certain Business Practices. No Business Entity nor any officer, employee or agent of any Business Entity, or any other Person acting on their behalf, has, directly or indirectly, since the date of formation of such Business Entity, respectively, given, offered, solicited or agreed to give, offer or solicit any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment, regardless of form and whether in money, property or services, to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company in connection with the conduct of the Business (a) which subjected or could reasonably be expected to have subjected could reasonably be expected in the future to subject a Business Entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not given in the past, could reasonably be expected to have had a Material Adverse Effect on the Business, (c) which, if not continued in the future, could not reasonably be expected to have a Material Adverse Effect on the Business or subject a Business Entity to suit or penalty in any private or governmental litigation or proceeding, (d) for any purposes described in Section 162(c) of the Code, or (e) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

     4.17 Personnel Matters.

          (a) True, accurate and complete lists of all of the employees of the Business as of December 31, 1998 (collectively, "Employees of the Business") and their positions are included on Schedule 4.17(a). True and complete information concerning the respective salaries, wages, and other compensation paid by the Company, as the case may be, during fiscal 1998 as well as dates of employment, and date and amount of last salary increase, of such Employees of the Business has been provided previously to Buyer.

          (b) Except as set forth on Schedule 4.17(b), there are no employment related disputes, grievances, or disciplinary actions pending, or, to any Seller's Knowledge, threatened, by or between any of the Business Entities and any Employees of the Business.

          (c) All personnel policies and manuals of the Business Entities are listed on Schedule 4.17(c) and true, accurate, and complete copies of all such written personnel policies and manuals have been made previously available to Buyer.

     4.18 Labor Matters. Except as set forth on Schedule 4.18, in relation to the conduct of the Business:

          (a) No Business Entity is obligated by, or subject to, any order of the National Labor Relations Board or other labor board or administration, or any unfair labor practice decision, nor, to Seller's Knowledge, is there any valid basis for such an order.

          (b) No Business Entity is a party or subject to any pending or, to Seller's Knowledge, threatened labor or civil rights dispute, controversy or grievance or any unfair labor practice proceeding with respect to claims of, or obligations of, any employee or group of employees, nor, to Seller's Knowledge, is there any valid basis for proceeding described in this Section 4.18(b). No Business Entity has received any notice that any labor representation request is pending or is threatened with respect to Employees of the Business, nor, to Seller's Knowledge, is there any valid basis for such a labor representation request.

          (c) Each Business Entity is in compliance in all material respects with all Applicable Laws and affirmative action programs respecting employment and employment practices, terms and conditions of employment and wages and hours, including but not limited to Executive Order 11246, as amended, the Workers' Adjustment Retraining Notification Act and the Service Contract Act. This Section 4.18 does not extend to "ERISA" as defined in Section 4.19.

          (d) No Employees of the Business or former employee of any Business Entity has any claim against any Business Entity (whether under Applicable Law, pursuant to any employment agreement, or otherwise) on account of, or for: (i) overtime pay, other than for the current payroll period; (ii) wages or salary (excluding bonuses and amounts accruing under any pension or profit-sharing plan, including but not limited to any Benefit Plan (as such term is defined in Section 4.19)) for a period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current or past fiscal year or accrued on the most recent balance sheet for Seller, or (iv) payment under any applicable workers' compensation law, nor is there any valid basis for such a claim.

     4.19 Benefit Plans.

          (a) Schedule 4.19 lists and identifies (i) each employee pension benefit plan, as defined in Section 3(2) of ERISA (a "Pension Plan"); (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"); and (iii) each compensation and employment arrangement, including, but not limited to, any fringe benefit, incentive compensation, bonus, severance, deferred compensation, and supplemental executive compensation plan or employment agreement (a "Benefit Arrangement"), that are maintained for Employees of the Business by a Business Entity. Each Welfare Plan that provides medical benefits has been administered in compliance in all respects with the requirements of Sections 601 through 608 of ERISA.

          (b) Except as disclosed on Schedule 4.19, neither any Business Entity nor any ERISA Affiliate of a Business Entity has participated in any multiemployer plan, as defined in Section 3(37) of ERISA, or any time during the most recent five years. As used herein, the term "ERISA Affiliate" shall mean any subsidiary of a Business Entity and any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes a Business Entity within the meaning of Sections 414(b), (c), (m) or (o) of the Code. With respect to any such multi-employee plan, no Business Entity or ERISA Affiliate had incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA, nor is any such plan in reorganization.

          (c) No Pension Plan is subject to Title IV of ERISA.

          (d) Each Pension Plan is qualified in form and operation under Section 401(a) of the Code and any related trust is exempt from taxation under Section 501(a) of the Code and has received a current favorable determination letter from the Internal Revenue Service to such effect.

          (e) Each Pension Plan has been administered in accordance with its terms and applicable law.

          (f) The Business Entities have made available to Buyer with a correct and complete copy of each Pension Plan, Welfare Plan and Benefit Arrangement as well as the most recent determination letter received with respect to each Pension Plan, all related trust agreements, and other funding arrangements and documents that describe the features of each Pension Plan, Welfare Plan and Benefit Arrangement and the most recent annual reports on Form 5500.

     4.20 Insurance. Schedule 4.20 contains a list of all material insurance policies maintained by or on behalf of or covering each Seller in connection with the Business (the "Policies"). Each Business Entity has made available to Buyer copies of all current declaration sheets relating to the Policies. Except as noted on Schedule 4.20, as of the date of the Agreement, the Policies are, to Seller's Knowledge, in full force and effect, no notices of cancellation or nonrenewal have been received by any Business Entity with respect thereto, and all premiums due thereon have been paid.

     4.21 Brokers. With the exception of fees and expenses payable to Raymond James & Associates, Inc., which shall be paid by ICF, all negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of any Business Entity or such party's Affiliates in such manner as to give rise to any valid claim against Buyer for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to any Business Entity or such party's Affiliates upon consummation of the transactions contemplated hereby or thereby.

     4.22  Government Contracts.

          (a) Government Contracts Compliance. With respect to each material Government Contract or Bid to which any Business Entity or any of its Affiliates is a party, and except as set forth on Schedule 4.22(a): (i) such Business Entity has fully complied with all material terms and conditions of such Government Contract or Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) such Business Entity has complied, in all material respects, with all requirements of statute, rule, regulation, order or agreement pertaining to such Government Contract or Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Bid were current, accurate and complete as of their effective date in all material respects, and such Business Entity has fully complied with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other person has provided written notice to such Business Entity that such Business Entity has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement in any material respect; (v) to Seller's Knowledge, no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) to Seller's Knowledge, no cost incurred or invoice rendered by any Business Entity has been questioned or disallowed; and (vii) to Seller's Knowledge, no money due to any Seller has been (or has attempted to be) withheld or set off.

          (b) Investigations and Audits. To Seller's Knowledge, except as set forth on Schedule 4.22(b): (i) no Business Entity or any Affiliate nor any Business Entity's directors, officers, employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, mischarging, misstatement or omission arising under or relating to any Government Contract or Bid, nor, to Seller's Knowledge, is there a valid basis for such investigation, indictment or information; (ii) no Business Entity or any Affiliate has made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, mischarging, misstatement or omission arising under or relating to any Government Contract or Bid that has led or could lead, either before or after the Closing Date, to any of the consequences set forth in clause (i) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

          (c) Financing Arrangements and Claims. Except as set forth in Schedule 4.22(c), there exist (i) no material financing arrangements with respect to performance of any current Government Contract; (ii) no material outstanding claims against any Business Entity, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Bid; (iii) no facts that are known by any Business Entity upon which such a claim may be based now or in the future; (iv) no material disputes between a Business Entity and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid; and (v) no facts that are known by any Business Entity over which such a dispute may arise in the future. Except as set forth on
Schedule 4.22(c), no Seller has any interest in any pending or potential material claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid.

          (d) No Suspension or Debarment. Except as set forth on Schedule 4.22(d), no Business Entity, nor any Affiliate or any Business Entity's directors, officers, or employees is (or for the last five years has been) suspended, proposed for debarment or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting or subcontracting. No Seller has Knowledge of any circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of any Business Entity now or in the future.

     4.23 Transferred Unbilled Receivables. The Transferred Unbilled Receivables will be collectible in the ordinary course of business within ninety
(90) days of the account debtor's receipt of the invoice therefor.

     4.24 Intercompany Transactions. Schedule 4.24 contains a list of all material transactions between any Business Entity or any Business Entity's Affiliate, on the one hand, and any Seller or any Seller's Affiliate, on the other hand, that remain executory on the date hereof and all liabilities and obligations of such parties to each other.

     4.25 Material Disclosures. No statement, representation or warranty made by ICF relating to any Business Entity or the Business in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Buyer hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

     4.26 Fairness Opinion. ICF has received from Raymond James & Associates, Inc. a written opinion to the effect that the transactions contemplated by this Agreement are fair to ICF from a financial point of view.

     4.27 SGS Working Capital Amount. The amount of $2,400,000 accurately reflects the Business Entities' share of the normalized (i.e., after start-up) working capital required by Space Gateway Support.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to ICF as follows:

     5.1 Organization and Standing of Buyer; Charter and Bylaws. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents, to carry out the transactions contemplated hereby and thereby to perform its obligations hereunder. Copies of the charter and bylaws or other organizational documents of Buyer have been made available to ICF, and each such copy is true, correct and complete.

     5.2 Authorization. The execution, delivery and performance of this Agreement and the Ancillary Documents executed or to be executed by Buyer pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and other action on the part of Buyer. This Agreement and the Ancillary Documents executed or to be executed by Buyer pursuant to this Agreement have been, or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized officer of Buyer.

     5.3 Enforceability. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

     5.4 Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement and the Ancillary Documents executed or to be executed by Buyer pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default under any provision (a) of the charter or bylaws of Buyer, or (b) of any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets, the result of which, with respect to items identified in clause (b) would (either individually or in the aggregate) have a material adverse effect on the operations or financial condition of Buyer and its subsidiaries, taken as a whole, or would materially impair Buyer's ability to consummate the transactions contemplated hereby (a "Material Adverse Effect on Buyer").

     5.5 Governmental Authorizations and Consents. No material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, bureau, agency or commission, or any third party, are required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than (a) a filing with the Federal Trade Commission and the Department of Justice under the HSR Act and (b) other consents, licenses, approvals, authorizations, registrations or declarations, where the failure to obtain such would not have a Material Adverse Effect on Buyer.

     5.6 Litigation. As of the date of this Agreement, no action, suit, proceeding or governmental investigation is pending or, to the knowledge of Buyer, threatened, against Buyer or its properties, at law or in equity or before any Governmental Authority that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

     5.7 Access. Buyer has received and reviewed the December Financial Statements and is acquainted with the Business. Buyer and its Affiliates have been given full access to the assets, books, records, contracts and employees of the Business, and have been given the opportunity to meet with officers and other representatives of each Seller and the Business for the purpose of investigating and obtaining information regarding the Business operations and legal affairs.

     5.8 Brokers. No agent, broker, Person or firm acting on behalf of Buyer or its stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     5.9 Section 203. Buyer is not and, for the three preceding years, has not been, an "interested stockholder" of Seller within the meaning of Section 203 of the Delaware General Corporation Law.


                                   ARTICLE 6

                              COVENANTS OF SELLER

     6.1  Conduct of Business; Additional Assumed Contracts.

          (a) Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof and prior to the Closing, ICF will, and will cause each Business Entity to: (i) operate the Business only in the ordinary course; (ii) use best efforts to preserve intact the organization of the Business; (iii) continue in full force and effect all existing insurance policies (or comparable insurance) of or relating to the Business; and (iv) use best efforts to preserve each Business Entity's relationships with its lenders, suppliers, customers, licensors and licensees and others having business dealings with any Business Entity relating to the Business.

          (b) Without limiting the generality of Section 6.1(a), and except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof through the Closing, ICF shall not permit any Business Entity, with respect to the Business, to:

               (i) enter into any material transaction in connection with the Business outside the ordinary course of business;

               (ii) conduct the Business in a manner that departs materially from the manner in which the Business was being conducted prior to the date of this Agreement;

               (iii) except for the Transaction Retention Arrangements, make any increase in, or any commitment to increase, the compensation payable to any employee of any Business Entity, or create or increase the benefits under any Pension Plan, Welfare Plan or Benefit Arrangement, except those increases which are reasonable and are in the ordinary course of business and consistent with past practices;

               (iv) alter, in any material manner, (x) the manner of keeping its books, accounts or records or the accounting practices therein reflected, (y) the timing of the payment of its payables from its past practices, or (z) the collection and billing of receivables;

               (v) agree to amend or modify any Material Contract other than pursuant to the Transaction Retention Arrangements; and

               (vi) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

          (c) In connection with the conduct of the Business after the date hereof, ICF will cause the Business Entities to continue to seek new Contracts on a basis consistent with past practice. Contracts that result from such activities shall become Assumed Contracts, provided that if any such Contract is
                                           --------
a (i) Service Contract with a contract value in excess of $100,000 or (ii) Contract that would be considered a Material Contract under the terms of Section 4.11(b), such Contract shall not become an Assumed Contract without the written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. Subject to the requirements of Applicable Law and confidentiality restrictions, ICF shall, and shall cause the Business Entities to, consult with Buyer in respect of negotiations concerning Bids and potential Contracts that would reasonably be expected to have a value in excess of $500,000.

     6.2  Acquisition Proposals.

     After the date hereof through April 14, 1999, ICF shall not (nor will it permit any of its officers, directors, agents or Affiliates to), directly or indirectly, (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business and properties of the Business, or (b) except as contemplated by this Agreement, disclose any information not customarily disclosed to any Person concerning the business and properties of the Business, afford to any Person access to the properties, books or records of the Business or otherwise assist or encourage any Person in connection with any of the activities referred to in clause (a) above; unless in the case of either clause (a) or (b) above, ICF shall have received a firm written offer relating to such transaction, not conditioned upon financing, from a reputable buyer, which offer, based on consultations with ICF's financial advisers, the Board of Directors of ICF concludes in good faith is on terms financially superior to the terms offered by the transaction contemplated by this Agreement and is reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the offer and the Person making the offer) (a "Superior Proposal"), and the Board of Directors of ICF determines in good faith, after taking into consideration the advice of its outside legal counsel, that it is likely to be required to consider such offer in order for its members to comply with their fiduciary duties under applicable law. After April 14, 1999, upon written notice to Buyer, ICF may engage in the activities referred to in clauses
(a) and (b) above. After the date hereof, ICF agrees to notify Buyer promptly in writing if (i) any inquiries or offers relating to an acquisition proposal with respect to the Business are received by ICF or any of its agents or Affiliates after the date hereof or (ii) any negotiations or discussions in connection with a possible acquisition of the Business are sought to be initiated or continued, indicating in connection with such notice the principal terms and conditions of any proposals or offers. Thereafter ICF shall keep Buyer informed in writing on a reasonably current basis of the status and revised terms of any such proposals or offers and the status of any such negotiations or discussions.

     6.3 Access. Subject to reasonable notice and as permitted by law, each Seller shall afford to Buyer and its accountants, counsel and other agents and representatives full access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Business and, during such period, each Business Entity shall furnish promptly to Buyer and its representatives in relation to the Business access to all other information concerning the business, properties and personnel of the Business as Buyer may reasonably request. Each Business Entity shall promptly upon request provide Buyer access to a true, complete and correct copy of each written agreement or other instrument, together with all amendments or clarifications thereto, and a true, complete and correct summary of the terms and conditions of each oral agreement, identified in the Disclosure Schedule. If access is restricted due to a term in the agreement or by Applicable Law, each Business Entity shall use its best efforts to secure consent from the other party(ies) to the agreement to provide such access prior to Closing with sufficient time for Buyer review. Buyer will treat the documents and other material and information referred to in this Section 6.3 as "Confidential Information," as defined in the Confidentiality Agreement between Buyer and ICF dated August 19, 1998 (the "Confidentiality Agreement").

     6.4  Pension/Employee Matters.

          (a) The Business Entities shall take all necessary actions to vest all Employees of the Business in their benefits under any Pension Plan maintained by a Business Entity as of the Closing Date.

          (b) The Business Entities shall not take any action that will cause Buyer to be or become a successor corporation with respect to any Pension Plan maintained by a Business Entity as of the Closing Date.

          (c) The Business Entities shall take all necessary actions to cause a distributable event under Section 401(k)(10) of the Code with respect to Employees of the Business who participate in a Pension Plan of the Business Entities that permits contributions under Section 401(k) of the Code.

     6.5 Confidentiality. ICF will, and will cause all Business Entities, to treat all documents and other material and information furnished to it by Buyer which constitute "Confidential Information" as defined in the Confidentiality Agreement as "Confidential Information" in accordance with the terms of the Confidentiality Agreement.

     6.6 Tax Elections. No material new elections with respect to Taxes, or any material changes in current elections with respect to Taxes, affecting the Assets or the Transferred Subsidiaries for periods after the Closing Date shall be made after the date of this Agreement without the prior written consent of Buyer, in Buyer's sole discretion.

     6.7 Audit Cooperation. The Business Entities will use their best efforts to cooperate with Buyer in connection with the audit of the December Financial Statements; provided that the costs of PricewaterhouseCoopers in connection with
            --------
such audit shall be borne by Buyer.

     6.8 Noncompetition. Between the date hereof and the third anniversary of the Closing Date, ICF will not, and will not permit its subsidiaries to, directly or indirectly compete with Buyer for any extension or renewal of any of the Service Contracts.


                                   ARTICLE 7

                               COVENANTS OF BUYER

     7.1 Confidentiality. Buyer shall hold in strict confidence, and shall cause each of its Affiliates to hold in strict confidence, all documents and information obtained with respect to the Business Entities and their Affiliates. Buyer shall not permit any of such documents or information to be utilized or to be disclosed or conveyed to any other Person or entity, and Buyer shall comply in all respects with the provisions of the Confidentiality Agreement. Without limiting the generality of the foregoing, and except as required by law or pursuant to valid legal process, Buyer shall not contact any customers or employees of any Business Entity without the prior consent of an officer of Seller.

     7.2 Investigation. In conducting its review of the Business, Buyer shall conduct itself so as to not unreasonably interfere with the Business or with the performance of any Business Entity's employees.

     7.3 Insurance. Buyer shall obtain and continuously maintain, from the Closing Date until the expiration of the representations, warranties and covenants pursuant to Section 12.1, insurance policies with respect to the Business and the Assets on terms and with coverage no less favorable than those maintained by any Business Entity on the date hereof.

     7.4  Employees.

          (a) Following the Closing Date, the Employees of the Business who are offered employment by Buyer ("Buyer Employees") shall become eligible to participate in the employee benefit plans and arrangements maintained by Buyer ("Buyer Benefit Plans"), including severance plans, in the same manner as similarly situated employees of Buyer. Buyer shall grant Buyer Employees credit for all service credited by ICF, or any other Seller, for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans.

          (b) Following the Closing Date, full-time and benefit-eligible part-time (i.e., employees whose scheduled work hours are 30 or more per week) Employees of the Business who are not offered employment by Buyer ("Terminated Employees") shall receive severance and accrued vacation benefits, if any, under the Welfare Plan, Benefit Arrangements and Transaction Retention Arrangements of Seller, and Buyer shall reimburse Seller for the payment of any such amounts which may be due.

          (c) Notwithstanding anything contained herein to the contrary, Buyer shall have no payment obligations to any Employee of the Business who is, in good faith, offered employment by Buyer and does not accept such employment. For purposes of this Section 7.4(c), a "good faith" offer shall mean an offer that includes (i) a salary of not less than 95% of an employee's current salary, (ii) employment within 50 miles of an employee's current work location, and (iii) a position comparable to an employee's current position.

     7.5 Assistance with Respect to Retained Assets. Following the Closing Date, upon request of any Seller, Buyer will use its best efforts to assist such Seller in connection with collection of accounts receivable of the Business in respect of periods prior to the Closing Date (other than Transferred Unbilled Receivables), the Government Contract Retained Amounts and the Excess SGS Advances. To the extent Buyer receives payment in respect of such items following the Closing Date, Buyer shall promptly pay such amounts to such Seller.

     7.6 Financing Payments. If Buyer shall not have closed the financing referred to in Section 9.11 on or before the dates referred to below, on each of such dates Buyer shall pay to ICF, by wire transfer of immediately available funds, the amounts set forth below (such amounts, the "Financing Payments"):

              Date              Amount
         ---------------      ----------
          April 9, 1999       $2,000,000
          April 29, 1999      $1,250,000
          May 13, 1999        $1,250,000

The Financing Payments shall be nonrefundable, but shall be credited against the Purchase Price as provided in Section 3.2(a). Buyer's obligation to make the Financing Payments in the event of termination of this Agreement is governed by
Article 11.


                                   ARTICLE 8

                            COVENANTS OF ALL PARTIES

          8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law and the terms of this Agreement to consummate the transactions contemplated by this Agreement, including the execution and delivery of any further instruments or documents which are reasonably requested by counsel to any party signatory hereto in order to evidence or facilitate the consummation of the transactions contemplated hereby.

          8.2 HSR Filing; Other Filings.

          (a) Not later than three days after the date hereof and pursuant to the applicable requirements of the HSR Act and the rules and regulations thereunder, Buyer and ICF shall cause to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Buyer and ICF shall diligently and expeditiously comply with the HSR Act in connection with securing all necessary approvals or waivers thereunder.

          (b) Buyer and Seller shall cooperate with one another (i) in determining whether any other action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith, and in seeking timely to obtain any such actions, consents, approvals or waivers.

          (c) Notwithstanding anything herein to the contrary, Buyer shall not be required to proffer to, or agree to, sell or hold separate, before or after the Closing Date, any assets, businesses or any interest in any assets or businesses of Buyer or any Business Entities or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by any Business

Entities of any of the Assets or the Business) or to agree to any material change in or material restriction on the operations of the Assets or the Business. In addition, nothing contained herein shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of Buyer, be likely to have a Material Adverse Effect on the Business after the Closing Date, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Government Authority. Subject to Applicable Laws relating to the exchange of information, Buyer and ICF shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Buyer or ICF, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the other contemplated by this Agreement.

          8.3 Public Announcements. None of Buyer, ICF nor any of their Affiliates will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby, or disclose the existence of this Agreement to any Person or entity, prior to the Closing and, after the Closing, will not issue any such press release or make any such public statement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), subject to any applicable disclosure obligations pursuant to Applicable Law (including ICF's and Buyer's requirement to issue a press release promptly after the execution of this Agreement), provided that the party proposing to issue any press release or
            --------
similar public announcement or communication in compliance with any such disclosure obligations shall use best efforts to consult in good faith with the other party before doing so.

          8.4 Use of Business Names by Buyer.

          (a) Buyer acknowledges that Seller has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks, service names and service marks (collectively, "Names") incorporating "ICF" or "ICF Kaiser" or any similar Name and to all corporate symbols or logos (collectively, "Logos") incorporating "ICF" or "ICF Kaiser" or any similar Name. All rights of Seller and its Affiliates to the same and the goodwill represented thereby and pertaining thereto are being retained by Seller. Buyer agrees that it will not, and will cause the Business not to, use the ICF or ICF Kaiser Name or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of the Business, except as expressly permitted by subsection (b) of this Section 8.4.

          (b) For a period of six months from the Closing Date or, with respect to any Service Contract that requires a novation by the U.S. Government, until such contract is novated (the "Window Period"), Seller shall and hereby irrevocably grants, effective as of the Closing Date, on a fully-paid, royalty-free basis, to Buyer, the right to use the ICF and ICF Kaiser Logos and the ICF and ICF Kaiser Names in connection with the operation of the Business as currently conducted including, during the Window Period, to (i) market and sell all such services and products produced by the Business and (ii) use any other assets on hand included in the Assets, including, without limitation, any catalogs, invoices, packaging material or stationery, bearing the ICF and ICF Kaiser Names or ICF and ICF Kaiser Logos (provided, however, that Buyer
                                          --------  -------
shall use its commercially reasonable efforts to cease its use of the ICF and ICF Kaiser Names and the ICF and ICF Kaiser Logos within the Window Period). Immediately upon the expiration of the Window Period, Buyer shall cease to use in any manner the ICF and ICF Kaiser Names and the ICF and ICF Kaiser Logos incorporating such Names and remove or obliterate such Names and the ICF and ICF Kaiser Logos from any products or other Assets and clearly and prominently mark the new name of the Business thereon. At all times following the Closing, Buyer shall not indicate that Buyer or the Business is affiliated with Seller or any of its Affiliates.

          8.5 Consents; Cooperation. ICF and Buyer will use their best efforts, and ICF will cause the other Business Entities:

          (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, all Governmental Authorities and any other Person or entity that are required on their respective parts, for the consummation of the transactions contemplated by this Agreement;

          (b) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third Persons (including Governmental Authorities) challenging this Agreement or the transactions contemplated hereby;

          (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing;

          (d) to novate each Government Contract included in the Assumed Contracts on a basis such that ICF or another Seller is designated as the party responsible for issues arising under the Government Contract in respect of periods prior to the Closing Date;

          (e) to reasonably assist each other as necessary with regard to the determination of indirect rates, audit findings, contract or order closeouts or other issues (including those identified on Schedule 4.22) which affect the Assumed Contracts, to notify Buyer of additional disallowances or potential adverse audit findings, and to consult and reach agreement with respect to advanced coordination of negotiating positions, offers of compromise, or final agreements or settlements, all such cooperation to be without charge to both parties to this Agreement; and

          (f) to enter into mutually acceptable arrangements pursuant to which any payments recovered by Seller following the Closing Date in respect of the Transferred Unbilled Receivables and receivables arising under the Service Contracts following the Closing Date are promptly remitted to Buyer.

     8.6  Liability for Transfer Taxes.

          (a) Buyer and ICF shall each be responsible for and pay in a timely manner 50% of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (for the avoidance of doubt, exclusive of any Income Taxes) ("Transfer Taxes") arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under Applicable Law, provided, however, that such party's preparation of any such Tax
                --------  -------
Returns shall be subject to the other party's approval which approval shall not be withheld or delayed unreasonably.

          (b) The Assets are composed of (i) assets as to which the "isolated, casual or occasional sale" exemption or similar exemption from Transfer Taxes is or may be applicable and (ii) other assets as to which other exemptions from Transfer Taxes are or may be applicable. In order to obtain any exemption or favorable tax rate, Buyer shall, to the extent consistent with Applicable Law, provide Seller with any exemption or resale certificate, permit, license or such other documentation as may be required by any taxing authority to establish the right to such exemption or tax rate.

     8.7 Communications with Customers and Suppliers. ICF and Buyer will mutually agree upon all communications with suppliers and customers of the Business relating to this Agreement and the transactions contemplated hereunder prior to the Closing Date.

     8.8 Books and Records. On or before the Closing, the parties shall mutually agree upon the items constituting the Books and Records. Subject to the confidentiality provisions hereof, ICF shall have the right to retain copies of the Books and Records. From and after the Closing and until the sixth anniversary thereof, (a) each Seller agrees to grant to Buyer, upon reasonable notice and during normal business hours, reasonable access to any books and records that pertain to the Business, but which are not Books and Records, and
(b) Buyer agrees to grant to ICF, upon reasonable notice and during normal business hours, reasonable access to any Books and Records included in the Assets that pertain to the operations of the Business on or prior to the Closing Date, for any reasonable business purpose of ICF, which shall be set forth in such notice.

     8.9  Section 338(h)(10) Election.

          (a) ICF will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the capital stock of the Transferred Subsidiaries hereunder.

          (b) Within 150 days after the Closing Date, Buyer will provide to ICF copies of IRS Form 8023 and any required exhibits thereto (the "Section 338(h)(10) Statement") with respect to each Transferred Subsidiary with Buyer's proposed allocation of modified aggregate deemed sales price to the assets of each Transferred Subsidiary. Within 30 days after the receipt of such Section 338(h)(10) Statement, ICF will propose to Buyer any changes to such Section 338(h)(10) Statement. If ICF shall fail to propose any such changes within such 30-day period, ICF shall be deemed to have accepted the Section 338(h)(10) Statement. Thereafter, Buyer will provide to ICF from time to time revised copies of the Section 338(h)(10) Statement (each, a "Revised Section 338(h)(10) Statement") so as to report any matters on the
Section 338(h)(10) Statement that require updating. Within 30 days after the receipt of any Revised Section 338(h)(10) Statement, ICF will propose to Buyer any changes to such Revised Section 338(h)(10) Statement. If ICF shall fail to propose any such changes within such 30-day period, ICF shall be deemed to have accepted the applicable Revised Section 338(h)(10) Statement. Buyer and ICF will endeavor in good faith to resolve any differences with respect to the Section 338(h)(10) Statement or any Revised Section 338(h)(10) Statement within 30 days after Buyer's receipt of notice of objection or suggested changes from ICF.

          (c) The modified aggregate deemed sales price with respect to each Transferred Subsidiary will be allocated to the assets of such Transferred Subsidiary in accordance with the Section 338(h)(10) Statement or, if applicable, the last Revised Section 338(h)(10) Statement, provided by Buyer to ICF pursuant to Subsection 8.9(b) if such statement has been mutually agreed to, and subject to the requirements of any applicable Tax law or election, all Income Tax Returns filed by Buyer and ICF will be prepared consistently with such allocation. Neither Buyer nor ICF will take any position before any taxing authority or in any judicial proceeding with respect to Income Taxes that is inconsistent with such mutually agreed-to allocations without the prior written consent of the other party, in the consenting party's sole discretion. The parties shall in good faith exercise reasonable efforts to support such mutually agreed-to reported allocations in any audit proceedings initiated by any taxing authority; provided, however, that none of Sellers shall have any obligation to
           --------  -------
pay for an appraisal or in any other way incur unreasonable or extraordinary out-of-pocket expenses.

     8.10 Other Tax Matters.


          8.10.1  Tax Returns.

          (a) ICF shall be the sole and exclusive agent of the Transferred Subsidiaries in any and all matters relating to the U.S. Federal income tax liability of the consolidated group of which ICF is the common parent (the "Seller Consolidated Group") for all consolidated return years. ICF shall, inter
                                                                           -----
alia, have the right with respect to any Federal consolidated returns which it
----
files (i) to determine (x) the manner in which such returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (y) whether any extensions of the due dates for filing of such returns or of the applicable statutes of limitations may be requested and (z) the elections that will be made by any member of Seller Consolidated Group, (ii) to file and prosecute any claim for refund, and (iii) to determine whether any refunds, to which Seller Consolidated Group may be entitled, shall be paid by way of refund or credited against the tax liability of Seller Consolidated Group. The Transferred Subsidiaries hereby irrevocably appoint ICF as agent and attorney-in-fact to take such action (including the execution of documents) as ICF may deem appropriate to effect the foregoing.

          (b) ICF shall have the sole right (but not the obligation), at its sole expense and for its sole benefit, to prepare and file or cause to be prepared and filed any amended Tax Return, or claim for refund, and to prosecute any claim for refund, with respect to any Taxes paid or payable by the Transferred Subsidiaries with respect to periods ending on or prior to the Closing Date.

          (c) Buyer shall file or cause to be filed when due all returns in respect of Taxes of the Transferred Subsidiaries for taxable years or periods ending after the Closing Date and shall pay or cause to be paid the Taxes shown to be due on any such return. Upon notification and satisfactory documentation from Buyer at least fifteen days prior to the due date of such return, ICF shall pay to Buyer the Taxes paid with such return that ICF is liable for pursuant to
Section 8.10.2(b) of this Agreement.

          (d) Buyer shall have the sole right, at its sole expense and for its sole benefit (except as provided in Section 8.10.2(b) hereof), to prepare and file any amended Tax Return, or claim for refund, and to prosecute any claim for refund, with respect to any Taxes paid or payable by the Transferred Subsidiaries with respect to periods ending after the Closing Date.

          8.10.2  Indemnity.

          (a) ICF hereby agrees to indemnify and hold the Transferred Subsidiaries harmless with respect to any Tax Liability of Seller Consolidated Group where such Liability arises solely by reason of any of the Transferred Subsidiaries being severally liable for any Taxes of Seller Consolidated Group pursuant to Treas. Reg. (S) 1.1502-6 or any similar provision of foreign, state or local law.

          (b) ICF shall indemnify and hold Buyer harmless from and against, and pay and reimburse Buyer for, any and all Taxes of Seller Consolidated Group or any member thereof (other than Taxes of any Transferred Subsidiary or with respect to the Business or the Assets reserved against on the Closing Financial Statement) for any taxable year or period ending on or before the Closing Date and the portion of any such Taxes for any taxable year or period ending thereafter that is attributable to the portion of such year or period prior to the Closing Date, and ICF shall be entitled to all refunds of such Taxes.

          (c) Buyer shall indemnify and hold ICF harmless from and against, and pay and reimburse ICF for, any and all Taxes due by the Transferred Subsidiaries or any affiliated group of which the Transferred Subsidiaries become members after the Closing Date for any Taxable year or period beginning on or after the Closing Date and the portion of any such Taxes for any period beginning before and ending after the Closing Date that is attributable to the portion of such year or period beginning on or after the Closing Date, and Buyer shall be entitled to all refunds of such Taxes, provided that any state or local Income
                                       --------
Tax liability with respect to the deemed sale of the assets of any Transferred Subsidiary under the Income Tax laws of a state or local jurisdiction that does not recognize the Section 338(h)(10) Election for state or local Income Tax purposes shall be the responsibility 50% each of ICF and Buyer.

          (d) Notwithstanding anything in this Agreement to the contrary, all of indemnity obligations set forth in this Section 8.10.2 shall terminate and expire, and shall cease to be of any force or effect, at 5:00 p.m. (Virginia time) thirty (30) days after the expiration of the applicable statutes of limitation, including waivers and extensions thereof, and all liabilities with respect to the obligations set forth in this Section 8.10.2 shall thereupon be extinguished; provided, however, that to the extent a written notice asserting
              --------  -------
any claim for indemnification hereunder shall have been given prior to such date to the Tax Indemnitor, obligations relating to such claim shall survive, until such claim is fully resolved.

          8.10.3  Tax Liability. Whenever it is necessary for purposes of this
Section 8.10 to determine the Tax Liability of the Transferred Subsidiaries for a taxable year or period that begins before and ends after the Closing Date, the determination shall be made by assuming that the entity had a Taxable year that ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

          8.10.4  Tax Contests.

          (a) The party obliged to provide indemnification under this Section
8.10 (the "Tax Indemnitor") shall assume and direct the defense or settlement of any hearing, arbitration, suit or other proceeding (each a "Tax Contest") commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a liability with respect to which the Tax Indemnitor would have an indemnification obligation under this Section 8.10 ("Tax Indemnification Liability"). The party entitled to be indemnified under this
Section 8.10 (the "Tax Indemnified Party") shall have the right to participate, as its own cost and expense, in the defense of such Tax Contest, it being understood that the Tax Indemnitor shall control such Tax Contest.

          (b) The Tax Indemnitor shall pay all out-of-pocket expenses and other costs related to the Tax Indemnified Liability, including but not limited to fees for attorneys, accountants, expert witnesses or other consultants retained by the Tax Indemnitor and/or Tax Indemnified Party (other than fees for attorneys, accountants, expert witnesses or other consultants retained solely by the Tax Indemnified Party), and incurred at any time during which the Tax Indemnitor is controlling and directing the Tax Contest in respect of which such fees are incurred. To the extent that any such expenses and other costs have been or are paid by a Tax Indemnified Party, the Tax Indemnitor shall promptly reimburse the Tax Indemnified Party therefor.

          (c) Any Tax Indemnified Party shall give written notice to the Tax Indemnitor of any settlement proposed by the Taxing authority. The Tax Indemnitor shall have the right, in its sole discretion, to settle any claim for which indemnification has been sought under this Section 8.10; provided,
                                                               --------
however, that the Tax Indemnitor shall not enter into any settlement,
-------
closing agreement or other agreement with respect to any Tax liability with respect to the Business, the Assets or the Transferred Subsidiaries without the prior written consent of the Tax Indemnified Party (such consent not to be unreasonably withheld or delayed) if such settlement, closing agreement or other agreement will adversely affect Taxes payable by the Tax Indemnified Party for taxable periods or portions thereof beginning after the Closing Date.

          8.10.5  Cooperation.

          (a) Seller and Buyer shall provide each other with such assistance and documents, without charge and in a timely fashion, as may be reasonably requested by either of them in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Tax Contest, or (iii) any other matter that is the subject of this Agreement. Such assistance shall include, without limitation: (i) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return ("Tax Data"); (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any Tax Contest, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; and (iii) the use of reasonable efforts to obtain any documentation from any Governmental Authority or other Person that may be necessary or reasonably helpful in connection with the foregoing. Such cooperation shall include, without limitation, making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation"). If a third party is retained in connection with any review hereunder, the party retaining such third party shall be responsible for any fees and expenses for such third party.

          (b) ICF and each other member of Seller Consolidated Group, and Buyer and the Transferred Subsidiaries, shall retain or cause to be retained the Tax Data, the Tax Documentation, all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until one year after the expiration of all applicable statutes of limitations (including any waivers or extension thereof) with respect to the Taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that either Buyer or Seller, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents; provided, however, that in the event an audit, examination, investigation or other proceeding has been instituted prior to the expiration date of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired).

          (c) In order to assist Seller in the preparation of Seller's Tax Returns, Buyer will report to Seller on a calendar quarterly basis payments made by Buyer on or after the Closing Date with respect to the accrued vacation liability assumed by Buyer at Closing. Buyer and Seller agree that vacation is taken on a FIFO basis. Such reports will be prepared on a FIFO basis every calendar quarter and for each two and a half month period after each calendar year until the accrued vacation liability is extinguished.

     8.11 Arrangements for Continuation of Services to Kaiser-Hill. The parties shall use their best efforts to agree, prior to the Closing Date, on means by which Buyer will continue to provide services to Kaiser-Hill Company, LLC of the types, and on the terms and conditions, previously provided by Employees of the Business. Such services have been, and shall continue to be, provided to Kaiser-Hill Company, LLC through ICF and its Affiliates under the Affiliate Services Agreement No. KH 602770MW between ICF and Kaiser-Hill Company, LLC dated July 1, 1995.


                                   ARTICLE 9

                  CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE

     The obligations of Buyer to purchase the Business and the Assets and otherwise consummate the transactions that are to be consummated at the Closing are subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Buyer, in its sole discretion, in whole or in part). The closing of the transactions contemplated by this Agreement notwithstanding violations hereof that do not give rise to the right of Buyer to refuse to close such transactions under the terms of Sections 9.1, 9.2, 9.3 and 9.6 shall not constitute a waiver of Buyer's rights under this Agreement in respect of any such violations.

     9.1 Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Article 4 shall be accurate as of the Closing, as though made on and as of the Closing Date, except to the extent that (a) any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate as of such other date, and (b) the accuracy of any of such representations and warranties is affected by any of the transactions contemplated by this Agreement, provided that this Section 9.1 shall not entitle
                                --------
Buyer to refuse to close the transactions contemplated by this Agreement unless the inaccuracies of the representations and warranties set forth in Article 4 give rise, or would reasonably be expected to give rise, to Condition-Triggering Losses.

     9.2 Performance. ICF shall have, and shall have caused each Business Entity to have, performed all obligations required by this Agreement to be performed by ICF or any Business Entity on or before the Closing Date, except where the failure to perform such obligations did not and would not reasonably be expected to result in Condition-Triggering Losses.

     9.3 No Conflict. The transactions contemplated by this Agreement and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing Condition-Triggering Losses in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) that result, or would reasonably be expected to result, in Condition-Triggering Losses.

     9.4 Certificate. Buyer shall have received from a duly authorized officer of each Seller a certificate dated the Closing Date confirming, to such Person's knowledge, that the conditions in Sections 9.1, 9.2 and 9.3 have been met.

     9.5 HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     9.6 Consents. Subject to the terms of Sections 9.7 and 9.8, all approvals, consents, waivers and authorizations required to be obtained by Seller in connection with the transactions contemplated by this Agreement that are identified on Schedule 9.6 shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents did not and would not reasonably be expected to result in Condition-Triggering Losses.

     9.7 Novation of Certain Contracts. With regard to certain Government Contracts listed on Schedule 9.7 ("Novated Contracts"), Buyer shall have received written or oral assurance from the government officer in charge of or responsible for each Novated Contract that novation of such contract is reasonably likely to occur in due course.

     9.8 Required Consent for Certain Contracts. With regard to each Assumed Contract listed on Schedule 9.8, Buyer shall have received written or oral assurance from an official of the other party or parties in charge of or responsible for each such Assumed Contract to the transfer of such Contract (the "Required Consents").

     9.9 Transfer Documents. ICF shall, and shall have caused each Seller to, have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer title to the Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including, without limitation:

          (a) bills of sale, assignments and general conveyances, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, with respect to the Assets other than Assets owned by the Transferred Subsidiaries;

          (b) certificates representing the outstanding shares of capital stock of the Transferred Subsidiaries accompanied by duly executed stock powers;

          (c) assignments of all Assumed Contracts, Transferred Intellectual Property and any other agreements and instruments constituting Assets (other than such Assets owned by the Transferred Subsidiaries), dated the Closing Date, assigning to Buyer all of each Seller's right, title and interest therein and thereto;

          (d) certificates of title to all owned motor vehicles, if any, included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date; and

          (e) termination statements under the Uniform Commercial Code with respect to the Assets and releases of the Transferred Unbilled Receivables and receivables arising under the Service Contracts following the Closing Date from previously granted assignments under the Assignment of Claims Act.

     9.10 Transition Services Agreements. Buyer and ICF shall have entered into the Space and Services Agreement and other transition services agreements pursuant to which ICF will make available to Buyer space and services necessary for an orderly transition of the ownership of the Business for periods, and on other terms and conditions, mutually acceptable to Buyer and ICF.

     9.11 Financing Received. Buyer shall have closed its proposed private placement of debt securities pursuant to Rule 144A under the Securities Act of 1933, as amended.


                                  ARTICLE 10

                   CONDITIONS TO OBLIGATIONS OF ICF TO CLOSE

     The obligation of ICF to sell the Assets and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by ICF, in its sole discretion):

     10.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Article 5 shall be accurate as of the Closing, as though made on and as of the Closing Date, except to the extent that (a) any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate as of such other date, or (b) the accuracy of any of such representations and warranties is affected by any of the transactions contemplated by this Agreement.

     10.2 Performance. Buyer shall have performed all obligations required by this Agreement to be performed by Buyer on or before the Closing Date except where the failure to perform such obligations did not and would not reasonably be expected to result in a material adverse effect on the transactions contemplated by this Agreement.

     10.3 No Conflict. The transactions contemplated by this Agreement and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) that would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

     10.4 Certificate. ICF shall have received from a duly authorized officer of Buyer a certificate dated the Closing Date confirming, to such person's knowledge, that the conditions in Sections 10.1, 10.2 and 10.3 have been met.

     10.5 HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     10.6 Consents. All approvals, consents, waivers and authorizations required to be obtained by Buyer in connection with the transactions contemplated by this Agreement that are identified on Schedule 10.6 shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents did not and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

     10.7 Assumption Agreement. Each Seller shall have received from Buyer an Assumption Agreement, in substance and form satisfactory to Seller, under which Buyer shall have assumed the Assumed Liabilities.

     10.8 Fairness Opinion. The written opinion provided to ICF by Raymond James & Associates, Inc. and referred to in Section 4.26 shall not have been withdrawn.


                                  ARTICLE 11

                                  TERMINATION

     11.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:

          (a) by the mutual agreement of ICF and Buyer;

          (b) by written notice by either party at any time after May 27, 1999, if the Closing shall not have occurred on or prior to such date; provided,
                                                                      --------
     however, that the right to terminate this Agreement under this Section
     -------
     11.1(b) shall not be available to such party (i) unless such party is expressly entitled to refuse to close the transactions contemplated by this Agreement under Article 9 or 10, as the case may be, or (ii) if the action of such party or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach or this Agreement; provided further that Buyer's right to terminate this Agreement
     ----------------
     based on the condition referred to in Section 9.11 shall at all times be subject to Section 11.4; or

          (c) by written notice of ICF to Buyer following receipt by ICF of a firm written offer for the Business satisfying the requirements of Section 6.2, provided that concurrently therewith ICF complies with Section 11.3.
          --------

     11.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 11.1:

          (a) Buyer shall promptly cause to be returned to ICF all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Buyer's investigation of the Business, including any copies made by or supplied to Buyer or any of Buyer's agents of any such documents or information; and

          (b) No party hereto shall have any obligation or liability to the other parties hereto, except that the parties hereto shall remain bound by the provisions of this Section ,11.2 and Sections 7.1, 8.3, 11.3, 11.4 and
     Article 13 and by the provisions of the Confidentiality Agreement.

     11.3 Termination Fee Payable by ICF. Concurrently with the termination of this Agreement pursuant to Section 11.1(c), (a) at any time prior to April 14, 1999, ICF shall pay to Buyer a termination fee of $2,000,000, and (b) during the period from April 14, 1999 through May 27, 1999, ICF shall pay to Buyer a termination fee of $1,000,000, in each case by wire transfer of immediately available funds to a bank account designated by Buyer or by delivery of a certified bank check payable in immediately available funds.

     11.4 Payment and Remittance of Financing Payments by Buyer. In the event Buyer terminates this Agreement (a) except under circumstances in which Buyer is expressly entitled to refuse to close the transactions contemplated by this Agreement under Article 9, other than Section 9.11, and this Article 11, or (b) based on the condition referred to in Section 9.11, Buyer shall on the date of such termination pay to ICF all of the Financing Payments not paid prior to the date of termination, whether or not any of such Financing Payments is payable prior to the date of such termination pursuant to the terms of Section 7.6. Notwithstanding anything herein to the contrary, (i) if Buyer terminates this Agreement pursuant to Section 11.1(b) due to circumstances under which Buyer is expressly entitled to refuse to close the transactions contemplated by this Agreement under Article 9, except if the reason for such termination is due to the failure to satisfy the conditions to closing set forth in Section 9.5 or 9.11, (ii) if ICF terminates this Agreement pursuant to Section 11.1(b) due to the failure to satisfy the condition to closing set forth in Section 10.8, or
(iii) if ICF terminates this Agreement pursuant to Section 11.1(c), ICF shall immediately refund to Buyer all Financing Payments paid hereunder to ICF by wire transfer of immediately available funds.

                                  ARTICLE 12

                       CERTAIN REMEDIES AND LIMITATIONS

     12.1 Expiration of Representations, Warranties and Covenants. The covenants set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, and all liability of the parties hereto with respect to such covenants shall thereupon be extinguished. This
Section 12.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Closing Date. All of the representations and warranties of Seller set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at 5:00 p.m. (Virginia time) eighteen (18) months after the Closing Date, and all liability with respect to such representations and warranties shall thereupon be extinguished, provided that the representations and warranties of Seller set
              --------
forth in (a) Section 4.13 shall continue in full force and effect until 30 days after all applicable statutes of limitations, including waivers and extensions, have expired with respect to the matters addressed therein, and (b) Section 4.15 shall survive until the third anniversary of the Closing Date.

     12.2 Indemnity by Seller.

          (a) Subject to the provisions of Section 12.1 relating to the survival of representations and warranties and the other limitations contained herein, from and after the Closing, ICF agrees to indemnify, defend and hold harmless Buyer and its Affiliates, officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnitees") against the net amount of all claims, losses, liabilities, damages, deficiencies, costs and expenses, including, without limitation, losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable attorneys', accountants' and expert witnesses' fees, costs and expenses of investigation, and the costs and expenses of enforcing the indemnification provided hereunder (hereafter individually a "Loss" and collectively "Losses") incurred by any of Buyer Indemnitees (after deduction of the amount of any insurance proceeds recoverable and net of any tax benefit) and arising out of or relating to: (i) all Excluded Liabilities; (ii) any misrepresentation or material breach of any representation or warranty made by ICF in this Agreement; and (iii) any breach of any covenant, agreement or obligation of ICF contained in this Agreement. Notwithstanding the foregoing, damages shall constitute Losses for the purpose of this Section 12.2 only to the extent of the direct damages incurred (excluding consequential damages, whether or not foreseeable).

          (b) Except as set forth below, ICF shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification resulting from or arising out of matters described in Section 12.2(a)(ii) unless and until the aggregate amount of all such claims against Buyer Indemnitees exceeds three percent (3%) of the Purchase Price (the "Threshold") and then Buyer will be entitled to recover from the first dollar. Claims thereafter may be asserted regardless of amount; provided, however, that ICF's maximum liability to Buyer
                      --------  -------
Indemnitees under Section 12.2(a)(ii) shall not exceed twenty percent (20%) of the Purchase Price (the "Cap") in the aggregate. Subject to all other provisions of this Article 12 (excluding the first and second sentences of this Section 12.2(b)), Seller shall fully indemnify Buyer for all Losses relating to

Section 4.23 (Transferred Unbilled Receivables), Prior Assumed Contract Liabilities and other liabilities arising out of the conduct of the Business prior to the Closing Date that are not Assumed Liabilities without regard to the Threshold and the Cap, and such claims shall not count against either the Threshold or the Cap.

          (c) Buyer acknowledges and agrees that ICF may make and retain copies of such Books and Records as ICF, in its sole discretion, believes is or may be necessary to defend claims for Transferred Unbilled Receivables and Prior Assumed Contract Liabilities.

     12.3 Indemnity by Buyer.

          (a) Subject to the provisions of Section 12.1 hereof relating to the survival of representations and warranties and the other limitations contained herein, from and after the Closing, Buyer agrees to indemnify, defend and hold harmless Seller and each of its Affiliates, officers, directors, employees, agents and stockholders (collectively, the "Seller Indemnitees") against the net amount of all Losses incurred by any of Seller Indemnitees (after deduction of the amount of any insurance proceeds recoverable and net of any tax benefit) and arising out of or relating to: (i) any Assumed Liabilities; (ii) any material misrepresentation or material breach of any representation or warranty made by Buyer in this Agreement; and (iii) any material breach of any covenant, agreement or obligation of Buyer contained in this Agreement; provided, however,
                                                              --------  -------
that Buyer's maximum liability to Seller Indemnitees under Section 12.3(a)(ii) shall not exceed twenty percent (20%) of the Purchase Price in the aggregate. Notwithstanding the foregoing, damages shall constitute Losses for the purpose of this Section 12.3 only to the extent of the direct damages incurred (excluding consequential damages, whether or not foreseeable).

     12.4 Defense of Third-Party Actions. If either a Buyer Indemnitee, on the one hand, or a Seller Indemnitee, on the other hand (the "Indemnitee"), receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against the other party (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such matter in reasonable detail. The timely delivery of such written notice by the Indemnitee to the Indemnifying Party shall be a condition precedent to any liability on the part of the Indemnifying Party under this Article 12 with respect to such matter. The Indemnifying Party shall have the right, at its option, to assume the defense of any such matter with its own counsel, but only if the Indemnifying Party simultaneously agrees to indemnify the Indemnitee for such matter. If the Indemnifying Party elects to assume the defense of and indemnification for any such matter, then:

          (a) notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnifying Party's election to assume the defense of such matter;

          (b) the Indemnitee shall make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee's agents and that the Indemnifying Party considers necessary or desirable for the defense of such matter;

          (c) the Indemnitee shall use its best efforts to take, or cause to be taken, at its own cost and expense, all actions and to do, or cause to be done, all things necessary or, in the reasonable opinion of the Indemnifying Party, desirable to the defense of, or any settlement, compromise or adjustment relating to, such matter including (i) supplying such factual and technical information as the Indemnitee shall possess as the Indemnifying Party shall request, (ii) making available to the Indemnifying Party persons employed by the Indemnitee, (iii) executing and delivering settlements, waivers, powers of attorney and other agreements or documents, (iv) promptly and timely filing any claims, counterclaims and other actions and (v) maintain in existence and make available to the Indemnifying Party books, records and files of the Indemnitee relating to any potential claim;

          (d) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such matter; and

          (e) the Indemnitee shall not admit any liability with respect to such matter.

If the Indemnifying Party elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnifying Party, provided, however, that the Indemnitee shall not settle,
                    --------  -------
adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. This Section 12.4 shall not apply to matters subject to Section 8.10.4 (Tax Contests).

     12.5 Subrogation. To the extent that the Indemnifying Party makes or is required to make any indemnification payment to the Indemnitee, the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee or any of the Indemnitee's affiliates may have against any other Person with respect to any Losses, circumstances or matter to which such indemnification payment is directly or indirectly related. The Indemnitee shall permit the Indemnifying Party to use the name of the Indemnitee and the names of the Indemnitee's Affiliates in any transaction or in any proceeding or other matter involving any of such rights or remedies; and the Indemnitee shall take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnitee to perfect or exercise the indemnifying Party's right of subrogation hereunder.

     12.6 Exclusivity. Except for causes of action which arise from fraud or willful misconduct, or are subject to indemnification under Section 8.10.2, the right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Article 12 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by the other party hereto of any representation, warranty or covenant or failure to pay or perform any Assumed Liability or Excluded Liability, as applicable.

     12.7 Retention of Records. From and after the date of this Agreement, Buyer and ICF shall preserve all books, records and other documents, materials and information relevant to the representations, warranties and covenants set forth in this Agreement for a period of six years following the date of this Agreement or for such longer period as the rights of the parties hereunder may exist.

     12.8 Notice as to Representations. Without limiting any of the other obligations of the respective parties hereunder, if at any time after the date of this Agreement Buyer shall have any reason to believe that any representation or warranty made by ICF hereunder may have been untrue, Buyer shall promptly provide ICF written notice to that effect, indicating the basis for Buyer's belief that such representation or warranty may have been untrue. For purposes of this Article 12, Seller shall not be deemed to have breached any representation or warranty if Buyer, prior to the Closing Date, had knowledge of the breach, or facts and circumstances constituting or resulting in a breach, of such representation or warranty, and consummated the purchase of the Business and the Assets notwithstanding such knowledge.

     12.9 Separate Indemnification for Taxes. Notwithstanding anything contained in this Agreement to the contrary, indemnification for Tax matters set forth in Sections 4.13 and 8.10 shall be governed solely by the terms of Section 8.10.2. To the extent any terms of this Article 12 and Section 8.10.2 are deemed to be inconsistent with respect to any Tax matters, the terms of Section 8.10 shall govern such matter.


                                  ARTICLE 13

                                 MISCELLANEOUS

     13.1 Material Adverse Effect. Any adverse change, event or effect that is proximately caused by conditions affecting the United States or international economy generally shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on the Business or a Material Adverse Effect on Buyer (unless such conditions adversely affect the Business Entities or Buyer, as the case may be, in a materially disproportionate manner). Any adverse change, event or effect that is proximately caused by any industry in which Buyer or the Business Entities competes shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on Buyer or Material Adverse Effect on the Business (unless such conditions adversely affect the Business Entities or Buyer, as the case may be, in a materially disproportionate manner). Any adverse change, event or effect that is proximately caused by the announcement or pendency of the sale of the Business and the Assets shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on Buyer or a Material Adverse Effect on the Business. Any adverse change, event or effect that is proximately caused by any breach by Buyer or the Business Entities of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on the Business or Material Adverse Effect on Buyer, respectively.

     13.2 Memorandum; Disclaimer of Projections. The Business Entities make no representation or warranty to Buyer except as specifically made in this Agreement. In particular, although the Business Entities make no representation or warranty to Buyer with respect to the certainty or accuracy of any financial projection or forecast delivered by or on behalf of any Business Entity to Buyer, ICF, and ICF on behalf of each Business Entity, prepared such financial projections and forecasts in good faith and has no reason to believe that such financial projections or forecasts are materially incorrect or inaccurate. Notwithstanding this, Buyer acknowledges that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) it is familiar with such uncertainties, and (c) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it.

     13.3 Further Assurances. Each party agrees, at any time and from time to time after the Closing Date, upon reasonable request from the other party, to do, execute, acknowledge and deliver, as appropriate, such further acts, deeds, assignments, transfers, conveyances and powers of attorney as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to such other party, or its successors and assigns, of any of the assets, properties or liabilities to be assigned to it or retained by such party as provided herein.

     13.4 Expenses. If the purchase of the Assets is consummated or if this Agreement is terminated, ICF and Buyer shall pay their own respective expenses and costs incidental to the preparation of this Agreement, the performance and compliance with all agreements contained in this Agreement to be performed or complied with by them and the consummation of the transactions contemplated hereby, and none of such costs and expenses shall be or become liabilities of the Transferred Subsidiaries or be considered Assumed Liabilities.

     13.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile transmission or telegram. All such notices, requests, demands, waivers and other communication shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the seventh business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered, (iv) if by facsimile or telegram, on the next day following the day on which such facsimile or telegram was sent, provided that a copy is also sent
                                              --------
by certified or registered mail.

     If to Buyer:

          The IT Group, Inc.
          2790 Mosside Boulevard
          Monroeville, PA 15146-2792
          Attention: President

          Tel: (412) 372-7701
          Fax: (412) 858-3997


     with a copy to:

          Gibson, Dunn & Crutcher, LLP
          333 S. Grand Ave., Suite 4800
          Los Angeles, CA 90071
          Attention: Peter F. Ziegler

          Tel: (213) 229-7000
          Fax: (213) 229-6595


     If to Seller, to:

          ICF Kaiser International, Inc.
          9300 Lee Highway
          Fairfax, VA 22031-1207
          Attention: General Counsel

          Tel: (703) 934-3040
          Fax: (703) 934-3029

     with a copy to:

          Squire, Sanders & Dempsey L.L.P.
          1201 Pennsylvania Ave., NW
          PO Box 407
          Washington, DC 20044-0407
          Attention: James J. Maiwurm

          Tel: (202) 626-6272
          Fax: (202) 626-6780

or, in each case, to such other address as may be specified in writing to the other parties.

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

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions, or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 13.5.

     13.6 Assignment. No party may assign or otherwise transfer this Agreement or any of its rights hereunder to any Person or entity without the prior written consent of Buyer and ICF, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer may assign all or any portion of its rights under this Agreement to any wholly-owned subsidiary of Buyer. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     13.7 Entire Agreement; Amendment; Governing Law; Etc. This Agreement (together with the Exhibits and Schedules hereto) and the Confidentiality Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, waived, discharged or terminated only by (and any consent hereunder shall be effective only if contained in) an instrument in writing signed by the party against which enforcement of such amendment, modification, waiver, discharge, termination or consent is sought. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia as it applies to contracts to be performed entirely within the Commonwealth of Virginia.

     13.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     13.9 Dispute Resolution and Arbitration. In the event that any dispute arises between the parties pertaining to the subject matter of this Agreement, and the parties, through the senior management of Buyer and ICF, are unable to resolve such dispute within a reasonable time through negotiations and mediation efforts by senior executives of both parties (which shall include the active involvement of the chief financial officers of Buyer and ICF), such dispute shall be resolved as set forth in this Section 13.9.

          (a) The procedures of this Section 13.9 may be initiated by a written notice ("Dispute Notice") given by one party ("Claimant") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution as described above. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute. Within twenty (20) days after the other party's ("Respondent") receipt of the Dispute Notice and accompanying materials, the parties shall submit the dispute to mediation in the Washington, D.C. area under the rules of the American Arbitration Association. All negotiations and mediation procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

          (b) If the dispute is not resolved as provided in paragraph (a) within sixty (60) days after the Respondent's receipt of the Dispute Notice, the dispute shall be resolved by binding arbitration. Within the sixty-day period referred to in the immediately preceding sentence, the parties shall agree on a single arbitrator to resolve the dispute. If the parties fail to agree on the designation of an arbitrator within said sixty-day period, the American Arbitration Association in the Washington, D.C. area shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

          (c) Except as otherwise provided in this Section 13.9, the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association, which shall be governed by the United States Arbitration Act.

          (d) Any resolution reached through mediation and any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement;
(iii) may not include special, incidental, consequential or punitive damages;
(iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in court in accordance with the United States Arbitration Act.

          (e) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

          (f) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

          (g) The laws of the Commonwealth of Virginia shall apply to any mediation, arbitration, or litigation arising under this Agreement.

          (h) Each party shall bear its own expenses incurred in any mediation, arbitration or litigation, but any expenses related to the compensation and the costs of any mediator or arbitrator shall be borne equally by the parties to the dispute.

          (i) A request by a party to a court for interim measures necessary to preserve a party's rights and remedies for resolution pursuant to this Section
13.9 shall not be deemed a waiver of the obligation to mediate or of the agreement to arbitrate.

          (j) The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content and result of mediation or arbitration in confidence.

          (k) Notwithstanding the foregoing, this Section 13.9 shall not apply to disputes with respect to the allocation for Income Tax purposes pursuant to Sections 3.3(b) or 8.9. In the event the parties cannot agree to such allocations, each party will file Tax Returns with respect to such allocations as it, in its sole discretion, determines.

     13.10 Jurisdiction; Court Proceedings; Waiver of Jury Trial. Subject to the provisions of Section 13.9, any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement shall be brought in any Federal or state court located in the Commonwealth of Virginia and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that service of process by mail is permitted by Applicable Law, each party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in the Commonwealth of Virginia and (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives any right to a trial by jury, to the extent lawful.

     13.11 No Other Duties. The only duties and obligations of the parties are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation.

     13.12 Reliance on Counsel and Other Advisors. Each party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

     13.13 Third-Party Rights. Except as expressly provided in Article 12 with respect to Indemnitees, the parties do not intend to confer any benefit hereunder on any Person other than the parties hereto and their respective successors in interest.

     13.14 Exhibits and Schedules. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

     13.15 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.


                             THE IT GROUP, INC.



                             By:   /s/ Anthony DeLuca
                                   ---------------------------------------------
                                   Name: Anthony J. DeLuca
                                   Title:  Chief Executive Officer and President


                             ICF KAISER INTERNATIONAL, INC.


                             By:    /s/ Timothy O'Connor
                                    --------------------------------------------
                                    Name:  Timothy O'Connor
                                           -------------------------------------
                                    Title: Senior Vice President
                                           -------------------------------------